1994 RESTATEMENT OF THE EMPLOYEE SAVINGS PLAN

                                       OF

                            FIRST INTERSTATE BANCORP










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                                TABLE OF CONTENTS

                              EMPLOYEE SAVINGS PLAN


                                                                         Page


ARTICLE I                  PLAN HISTORY AND FEATURES......................  1

ARTICLE II                 DEFINITIONS....................................  4
         2.1               Account........................................  4
         2.2               Active Participant.............................  5
         2.3               After-Tax Contributions........................  5
         2.4               After-Tax Contributions Account................  5
         2.5               Before-Tax Contributions.......................  5
         2.6               Before-Tax Contributions Account...............  5
         2.7               Beneficiary....................................  6
         2.8               Board of Directors.............................  6
         2.9               Break in Service...............................  6
         2.10              Code...........................................  6
         2.11              Company or Companies...........................  6
         2.12              Company Contributions Account..................  7
         2.13              Company Stock..................................  8
         2.14              Compensation...................................  8
         2.15              Disability..................................... 10
         2.16              Employee....................................... 10
         2.17              Employment..................................... 11
         2.18              ERISA.......................................... 11
         2.19              Investment Fund................................ 11
         2.20              Participant.................................... 11
         2.21              Plan........................................... 12
         2.22              Plan Administrator............................. 12
         2.23              Plan Rules..................................... 12
         2.24              Plan Year...................................... 12
         2.25              Retirement..................................... 12
         2.26              Rollover Account............................... 12
         2.27              Savings Plan................................... 12
         2.28              Service........................................ 13
         2.29              Trust or Trust Fund............................ 15
         2.30              Trust Agreement................................ 15
         2.31              Trustee........................................ 15
         2.32              Vested......................................... 15

ARTICLE III                PARTICIPATION.................................. 15
         3.1               Requirements for Participation................. 15
         3.2               Former Employees............................... 17

ARTICLE IV                 BEFORE-TAX CONTRIBUTIONS AND AFTER-TAX
                           CONTRIBUTIONS.................................. 17
         4.1               Before-Tax Contributions....................... 17

                                       i.


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                                                                          Page

         4.2               After-Tax Contributions......................... 19
         4.3               Matched Contributions........................... 20
         4.4               Unmatched Contributions......................... 20
         4.5               Commencement, Change, Suspension and
                           Resumption of After-Tax Contributions and
                           Before-Tax Contributions........................ 21
         4.6               Withholding and Crediting of Before-Tax
                           Contributions and After-Tax Contributions....... 22
         4.7               Special Anti-Discrimination Limits.............. 23
         4.8               Rollover Contributions.......................... 30

ARTICLE V                  MATCHING CONTRIBUTIONS.......................... 31
         5.1               Matching Contributions.......................... 31
         5.2               Funding of Company Match........................ 32

ARTICLE VI                 VESTING......................................... 33
         6.1               Basic Vesting Rules............................. 33
         6.2               Accelerated Vesting............................. 34
         6.3               Forfeitures After Resignation or Discharge...... 34
         6.4               Vesting after Distributions or Withdrawals
                           from Partially Vested Accounts.................. 36
         6.5               Special Vesting Rule Under Voluntary Early
                           Retirement Plan................................. 37

ARTICLE VII                BENEFITS UPON TERMINATION OF EMPLOYMENT OR
                           DISABILITY...................................... 37
         7.1               Distribution of Accounts........................ 37
         7.2               Subsequent Allocations.......................... 39
         7.3               Suspension of Benefits.......................... 40
         7.4               Immediate Payment Not Required Before Age
                           70-1/2.......................................... 40
         7.5               Joint and Survivor Annuity Requirements......... 41
         7.6               Benefit Distribution Requirements............... 41
         7.7               Special Distribution Rule Under Voluntary
                           Early Retirement Plan........................... 45

ARTICLE VIII               BENEFITS UPON DEATH............................. 45
         8.1               Designation of Beneficiary...................... 45
         8.2               Distribution on Death........................... 46
         8.3               Election of Other Payment Methods............... 47
         8.4               Time of Distribution............................ 49

ARTICLE IX                 WITHDRAWALS AND LOANS........................... 49
         9.1               General......................................... 49
         9.2               Withdrawals from After-Tax Contributions
                           Accounts........................................ 50
         9.3               Withdrawals from Company Contributions
                           Accounts........................................ 50

                                       ii.

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                                                                          Page

         9.4               Hardship Withdrawals from Before-Tax Contri-
                           bution Accounts and the Matched Portion of
                           After-Tax Contribution Accounts................. 52
         9.5               Withdrawal Procedures and Penalties............. 53
         9.6               Loans to Participants........................... 55

ARTICLE X                  INVESTMENT FUNDS................................ 58
         10.1              Investment Choices.............................. 58
         10.2              Special Accounting Rules for the Stock Fund..... 60
         10.3              Voting, Tendering or Retaining Company Stock.... 63
         10.4              Allocation of Gains or Losses on Investment
                           Funds........................................... 68
         10.5              Earnings Factor................................. 69
         10.6              Value of Investment Funds....................... 69
         10.7              Account Values, Basis and Conversion of
                           Company Stock to Cash........................... 71

ARTICLE XI                 ANNUAL ADDITION LIMITS.......................... 72
         11.1              Limitation on Allocations....................... 72
         11.2              Combined Defined Contribution/Defined Benefit
                           Plan Limit...................................... 75

ARTICLE XII                ADMINISTRATION OF THE PLAN...................... 76
         12.1              Duties of the Plan Administrator................ 76
         12.2              Investments and Funding Policy.................. 78
         12.3              Delegation of Administrative Responsibility..... 78
         12.4              Compensation, Expenses and Indemnity............ 79
         12.5              Claims Procedure................................ 80
         12.6              Effect of Plan Administrator Action............. 83
         12.7              Appointment of Committees....................... 84

ARTICLE XIII               AMENDMENT AND TERMINATION OF THE PLAN........... 86
         13.1              Amendments...................................... 86
         13.2              Termination of Plan; Discontinuance of
                           Contributions................................... 88

ARTICLE XIV                MISCELLANEOUS PROVISIONS........................ 91
         14.1              Payments........................................ 91
         14.2              Consolidation or Merger of Companies............ 93
         14.3              Adoption of Plan to Cover Other Companies,
                           Facilities or Groups............................ 93
         14.4              Related Companies............................... 94
         14.5              Eligibility Determinations for Part-Time
                           Employees....................................... 95
         14.6              Termination of Employment....................... 98
         14.7              Corrective Contributions........................100
         14.8              Plan Mergers and Spinoffs.......................101
         14.9              Limitation on Rights of Employees...............101
         14.10             Duty to Provide Data............................102

                                      iii.

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                                                                           Page

         14.11             Service of Process...............................103
         14.12             Governing Law....................................103
         14.13             Top Heavy Rules..................................104
         14.14             Division of Benefits by Domestic Relations
                           Orders...........................................109
         14.15             Rollovers to Other Plans.........................112
         14.16             Family Aggregation Rules.........................114
         14.17             Genders and Plurals..............................116
         14.18             Titles...........................................116
         14.19             References.......................................116




                                       iv.




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                             1994 RESTATEMENT OF THE

                              EMPLOYEE SAVINGS PLAN

                                       OF

                            FIRST INTERSTATE BANCORP



                                    ARTICLE I
                            PLAN HISTORY AND FEATURES


                  First Interstate Bancorp originally adopted this Employee Savings Plan, effective July 1, 1979. At that time, First Interstate Bancorp was known as "Western Bancorporation." Since its adoption and prior to this Restatement, the Plan has been amended nine times: on February 22, 1983; August 8, 1983; November 8, 1983; June 27, 1984; November 12, 1984; November 18, 1985;
November 16, 1987; February 21, 1989; and November 20, 1989.

                  The June 27, 1984 amendment  restated the Plan in its entirety and converted it to a cash or deferred savings plan (the "1985 Restatement"). Effective January 1, 1983, the Companies adopted a tax credit employee stock ownership plan (the "PAYSOP"), which was called "The Employee Stock Ownership Plan of First Interstate Bancorp and Its Affiliates." The PAYSOP was incorporated into the 1985 Restatement and remained set forth in its entirety in the Savings Plan document. However, the PAYSOP remained a separate stock bonus plan.

                  The First Amendment to the 1985 Restatement, adopted November 12, 1984, and effective January 1, 1985, restated the



                                       1.


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Plan in its  entirety  and  continued  it in  existence.  The Second  Amendment, adopted November 18, 1985, and effective January 1, 1986, added an additional investment option to the Plan. The Third Amendment, adopted November 16, 1987, and effective January 1, 1987, terminated the PAYSOP as of September 30, 1988, and set forth the required Tax Reform Act of 1986 amendments applicable to the terminated PAYSOP. The Fourth Amendment, adopted February 21, 1989, and effective January 1, 1989, adopted IRS Model Amendment No. 1 set forth in IRS Notice 88-131.

                  The Ninth Amendment (the "1989 Restatement"), adopted November 20, 1989 and effective January 1, 1989 (and such earlier dates as may have been required to comply with applicable law) restated the Plan in its entirety and continued it in existence, and conformed the Savings Plan to Internal Revenue Code provisions enacted by the Tax Reform Act of 1986 and subsequent legislation.

                  This Tenth Amendment (the "1994 Restatement"), effective January l, 1993 (and such earlier dates as may be required to comply with applicable law), restates the Plan in its entirety and continues it in existence, and conforms it to final Treasury Regulations issued pursuant to applicable provisions of the Internal Revenue Code as amended by the Tax Reform Act (of 1986, to the Uniform Compensation Amendments Act of 1992 and to the Revenue Reconciliation Act of 1993.

                  The Savings Plan is a cash or deferred profit-sharing plan which is intended to qualify under applicable provisions of

                                       2.

the Internal Revenue Code and state law. Domestic, non-bargaining unit Employees of the Companies which have adopted the Plan become Participants after completing a year of Service. Each Participant is entitled to make Before-Tax Contributions and After-Tax Contributions to the Plan. Before-Tax Contributions are Company contributions to the cash or deferred portion of this Plan made pursuant to a salary reduction agreement between each Participant and the Company which employs the Participant. AfterTax Contributions are non-deductible contributions made by Participants. On a monthly basis, the Companies match the first six percent of Before-Tax Contributions or After-Tax Contributions by a Participant at a fifty percent matching rate.

                  All contributions are credited to separate Accounts for each Participant and are held under the Trust Agreement pursuant to the Savings Plan. Matching contributions are normally invested in Company Stock, but Participants have the right to direct how their contributions are invested by choosing among a number of investment options.

                  Before-Tax Contributions and After-Tax Contributions are fully Vested at all times. Company matching contributions, however, normally become fully vested under a graded vesting schedule after forty-eight months of contributions to the Savings Plan or, if earlier, after five years of Service with the Companies.

                  Vested Accounts are normally distributed in a lump sum upon termination of Employment for any reason. However, a




                                       3.

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Participant  may defer  distribution  until age 70-1/2,  if a Participant has an account, of more than $3500. Upon an Employee's Retirement, Disability or death, installment distributions are also available. Hardship withdrawals under limited circumstances are permitted prior to the termination of Employment.

                                   ARTICLE II
                                   DEFINITIONS

                  The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.

                  2.1 "Account" shall mean a Participant's After-Tax Contributions Account, Before-Tax Contributions Account, and Company Contributions Account, collectively or singly as the context requires. Accounts shall be credited with contributions, credited or debited with investment gains or losses, debited for distributions and expenses charged to the Plan and commingled for investment purposes, as provided elsewhere in the Plan. The Plan Administrator may create subaccounts for administrative purposes (for example, the Plan Administrator may divide each Participant's Before-Tax Contributions Account into Matched and Unmatched Before-Tax Contributions Accounts to hold Before-Tax Contributions which are matched by the Companies and unmatched Before-Tax Contributions, respectively).

                                       4.

                  2.2 "Active Participant" shall mean a Participant who, at the time in question, is employed in a position covered by the Plan (see Section 3.1(b)).

                  2.3 "After-Tax Contributions" shall mean a Participant's non-deductible personal contributions to the Plan made in accordance with
Section 4.2. After-Tax Contributions are not Before-Tax Contributions, i.e., deferrals. A Participant's After-Tax Contributions shall be credited to his or her After-Tax Contributions Account, which shall be fully Vested at all times.

                  2.4 "After-Tax Contributions Account" shall mean the fully Vested account of a Participant to which his or her AfterTax Contributions under
Article IV are credited, together with the gains and losses thereon.

                  2.5 "Before-Tax Contributions" shall mean an amount contributed to this Plan by a Company in lieu of being paid to a Participant as salary or wages. Before-Tax Contributions shall be made under salary reduction arrangements between each Participant and his or her Company. Article IV contains the provisions under which Before-Tax Contributions may be made. All Before-Tax Contributions constitute Company contributions, not Employee contributions. A Participant's Before-Tax Contributions shall be credited to his or her Before-Tax Contributions Account, which shall be fully Vested at all times.

                  2.6 Before-Tax Contributions Account" shall mean the fully Vested account of a Participant to which his or her Before-




                                       5.

Tax Contributions under Article IV are credited, together with the gains and losses thereon.

                  2.7 "Beneficiary" shall mean a person or entity entitled under
Article VIII to receive a Participant's Account upon his or her death.

                  2.8 "Board of Directors" shall mean the Board of Directors of First Interstate Bancorp acting as a whole or through its Executive or Compensation Committee.

                  2.9 "Break in Service" shall mean a period of nonemployment which causes a former Employee to lose credits under this Plan. A former Employee incurs a Break in Service upon the completion of each 365 consecutive day period during which the individual is not an Employee. This period shall commence on the day following the last day on which the individual was an Employee. See Section 14.6 for special rules relating to maternity and paternity absences.

                  2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  2.11        "Company" or "Companies" shall mean:
                              (a)      Adopting Companies.  Employers that have
adopted the Plan (i.e., First Interstate Bancorp, all employers who have adopted the Plan (as listed in an exhibit to or incorporated by references in the Form F.R. Y-6 most recently filed with the Federal Reserve System by First Interstate Bancorp), any employer which subsequently adopts the Plan as a whole or as to one or more divisions in accordance with Sec-



                                       6.

tion 14.3, any predecessor to a Company and any successor to a Company which continues the Plan under Section 14.2); and

                              (b)  Non-Adopting  Companies.  Employers that have
not adopted the Plan but which are related to the adopting Companies by ownership, as determined under Section 14.4 (generally subsidiaries at least eighty percent owned by First Interstate Bancorp, directly or indirectly). All employees of the adopting and non-adopting Companies shall be treated as employed by a single employer for all Plan purposes, including Service crediting, except as noted in this Section. No one shall become a Participant while employed by a non-adopting Company and a Participant shall cease to be an Active Participant if he or she transfers to a non-adopting Company (unless he or she is simultaneously employed by an adopting Company). Compensation paid to Employees by non-adopting Companies shall be ignored in determining Compensation for contribution purposes under this Plan, but such amounts shall be taken into account as "earnings" under Article XI for purposes of determining the maximum annual addition to a Participant's Account. The Companies shall act through the Plan Administrator, except as otherwise provided in this Plan.

                  2.12 "Company Contributions Account" shall mean the account of each Participant to which Company matching contributions, forfeitures and the gains and losses thereon are credited or debited.

                                       7.

                  2.13 "Company Stock" shall mean the common stock, $2.00 par value, of First Interstate Bancorp.

                  2.14 "Compensation" shall mean an Employee's cash basic salary or straight-time wages paid by the Companies for the payroll period in question. For all purposes (other than applying the limits of Code Section 415 as described in Article XI), an Employee's Compensation in Plan Years beginning before 1994 in excess of $200,000, or in Plan Years beginning after 1993 in excess of $150,000 (or such other amount prescribed pursuant to Code Section 401(a)(17)) shall be ignored. The following special rules shall be applied in determining an Employee's compensation:

                              (a)  Payroll   periods   and   paydays   shall  be
established by the Company which employs the Employee.

                              (b)  Compensation  shall only include amounts paid
by a Company which has adopted the Plan for services rendered by the individual as an Employee while employed in a position covered by this Plan (see Article
III), whether or not such amounts were earned before the individual became a Participant.

                              (c)  If the  Plan  Administrator  determines  that
commissions are being paid in lieu of amounts which would otherwise be treated as Compensation, the commissions paid in lieu of Compensation shall be treated as Compensation.

                              (d)  Compensation   shall  be  determined   before
reduction for an Employee's After-Tax Contributions or Before-Tax

                                       8.

Contributions to this Plan, before statutory or other payroll deductions and before elective welfare plan contributions. To the extent provided by Plan Rule, Compensation shall be determined before reductions made in connection with the operation of incentive bonus programs.

                              (e) Except as provided in  subsection  (c) or (d),
Compensation shall not include any of the following:

                                        (i) bonuses, overtime, incentive pay, or
     commissions;

                                        (ii) non-taxable or non-cash amounts;

                                        (iii)  severance   benefits  other  than
     salary continuation;

                                        (iv)     retirement      benefits     or
     contributions;

                                        (v) pay in lieu of vacations; and

                                        (vi) any other  special  payments  which
     are not part of cash basic salary or straight-time wages, such as insurance benefits or pay for temporary employment.

                              (f) Even though  "Compensation"  includes  Before-
Tax Contributions and contributions to welfare plans which reduce taxable pay, such amounts shall not be taken into account in determining an Employee's maximum allowable annual addition under Article XI, and the maximum deductible contributions allowable to the Companies.

                              (g)  Except as  otherwise  determined  by the Plan
Administrator or provided by Plan Rule, all forms of individual salary reduction arrangements or group salary deferral plans not

                                       9.

generally available to all Employees and not described in subsections (a) through (f) shall be excluded from the definition of Compensation.

                  2.15 "Disability" shall mean a Participant's permanent inability to discharge his or her assigned duties as a result of mental or physical disease or condition. A Participant shall be considered disabled on the date as of which he or she is determined to have become disabled within the meaning of Section 216(i)(1) of the Social Security Act. The Plan Administrator may, by Plan Rule, adopt a more liberal definition of "Disability." When a Participant suffers a Disability while an Employee, the Participant's Company Contributions Account shall become fully Vested and the Participant shall be entitled to a distribution of his or her Account whether or not his or her Employment has technically ended.

                  2.16 "Employee" shall mean an individual who renders services to the Companies as a common law employee or officer (i.e., a person whose wages from the Companies are subject to federal income tax withholding). A person rendering services to a Company purportedly as (1) an independent contractor or
(2) the employee of a company providing services to the Company is not an Employee before the Company has acknowledged that it must withhold federal income taxes from his or her pay. To the extent required by Code Section 414(n), a "leased" worker shall be treated as an Employee but shall not be eligible to participate actively in this Plan. To the extent required by Code Sec-

                                       10.

tion 414(o), individuals shall be treated as Employees, but shall not be eligible to participate actively in this Plan.

                  2.17 "Employment" shall mean the time during which an individual is an Employee. Employment shall commence on the day the individual first performs services for a Company as an Employee and shall terminate on the day such services cease, as determined under Section 14.6. See Section 14.6 for special rules relating to maternity and paternity absences.

                  2.18  "ERISA"  shall  mean  the  Employee   Retirement  Income
Security Act of 1974.

                  2.19 "Investment Fund" shall mean a segregated investment fund in which Accounts may be invested, as provided in Section 10.1. The Plan Administrator may create or terminate Investment Funds or modify their nature. As of January 1, 1989, the Investment Funds were

                              (a)      the Indexed Equity Fund,

                              (b)      the Fixed Income Fund,

                              (c)      the Guaranteed Income Fund,

                              (d)      the Global Equity Fund,

                              (e)      the Managed Investment Fund, and

                              (f)      the First Interstate Stock Fund.

These Investment Funds are more fully described in Section 1.04 of the Trust Agreement. Special rules pertaining to the Stock Fund are set forth in Article X.

                  2.20 "Participant" shall mean an Employee who is included in the Plan pursuant to Article III. A person shall

                                       11.

cease to be a Participant when he or she ceases to be an Employee, as provided in Article III or Section 14.6.

                  2.21 "Plan" shall mean this document and the Trust Agreement.

                  2.22 "Plan Administrator" shall mean First Interstate Bancorp, acting through its Chairman of the Board, his or her delegate or the Administrative Committee appointed in accordance with Section 12.7. The Plan Administrator is the Plan's "named fiduciary" within the meaning of Section 402(a)(2) of ERISA.

                  2.23  "Plan  Rules"  shall  mean  rules  adopted  by the  Plan
Administrator in accordance with Section 12.1(f) for the administration, interpretation, or application of the Plan.

                  2.24 "Plan Year" shall mean the fiscal year of the Plan, which is presently the calendar year. The Plan Year is the Plan's limitation year for purposes of Code Section 415.

                  2.25 "Retirement" shall mean a Participant's termination of Employment on or after his or her sixty-fifth birthday or, if earlier, on or after his or her attainment of age fifty-five and the completion of ten years of Service (including years of Service prior to July 1, 1979).

                  2.26 "Rollover Account" shall mean the account of a Participant to which his or her rollover contribution (if any) made pursuant to
Section 4.8 and the gains and losses thereon are credited. A Participant's Rollover Account shall be fully Vested at all times.

                  2.27 "Savings Plan" shall mean this Plan.

                                       12.

                  2.28 "Service" shall mean an Employee's period of Employment. Service is used to determine whether a Participant is eligible for the Plan, whether his or her Company Contributions Account is fully Vested and whether the Participant has qualified for Retirement. The Service requirement for participation is in Article III; the Service requirement for vesting is in
Article VI; the Service requirement for Retirement is in Section 2.25. Service shall be calculated under the following elapsed time rules, except as otherwise provided in Section 14.5 with respect to calculations of Service for eligibility purposes as to part-time Employees.

                              (a) Service  shall be  measured  in days.  Service
shall commence with the first day on which an individual performs or resumes performing services for a Company as an Employee. Except as provided in subsection (b), an Employee's Service shall thereafter end on the day on which his or her Employment ends, as determined under Section 14.6. An Employee shall be credited with one year of Service for each 365 days in his or her period or periods of Service. Fractional years shall be ignored. Section 14.6 contains rules relating to maternity and paternity absences.

                              (b) No  more  than  365  days of  Service  will be
credited for any continuous period during which an individual is an Employee but performs no duties as an Employee (except as required by law with respect to military leaves and maternity and paternity absences (see Section 14.6)). If an individual's

                                       13.

Employment terminates but it resumes within 365 days (i.e., before he or she incurs a Break in Service), the period between the termination and resumption will be included in his or her period of Service. If an individual was on a leave of absence (or otherwise not actively performing duties as an Employee) when his or her Employment terminated, the maximum period of Service credited under the two preceding sentences shall be 365 days (except as required by law with respect to military leaves and maternity and paternity absences). An Employee on a military leave who fails to exercise his or her reemployment rights shall be credited with no more than 365 days of Service for such leave.

                              (c) All of an Employee's  periods of Service shall
be aggregated, except that a former Employee's prior Service shall be cancelled if he or she has a parity break before rehire. A former Employee shall suffer a parity break if the individual did not have a Vested Before-Tax Contributions Account or Company Contributions Account under this Plan when his or her Employment terminated, the individual thereafter had five consecutive Breaks in Service (one Break in Service in the case of a person who completed a parity break prior to January 1, 1985) and the number of consecutive days from the individual's termination of Employment to his or her subsequent rehire equals or exceeds the individual's days of Service then taken into account under this Section.

                              (d)   Service   with  an   employer   before   its
acquisition by First Interstate Bancorp or an affiliate shall be

                                       14.

recognized to the extent provided in Schedule A to this Plan or in relevant acquisition agreements or corporate resolutions. Unless Schedule A or such agreements or resolutions specifically provide for recognition of service in accordance with specified seniority crediting rules of the predecessor employer, the amount of Service recognized shall be determined with the rules of this Section.

                              (e) If this Plan is successor to another qualified
plan (e.g., a plan which was merged into this Plan), all service recognized under the prior plan shall be recognized under this Plan.

                  2.29 "Trust" or "Trust Fund" shall mean the fund established under one or more Trust Agreements pursuant to the Plan.

                  2.30 "Trust Agreement" shall mean a trust agreement entered into for the purpose of investing and administering the Trust Fund. Each Trust Agreement is part of this Plan.

                  2.31 "Trustee" shall mean the trustee appointed by the Plan Administrator under a Trust Agreement.

                  2.32 "Vested" shall mean non-forfeitable.

                                   ARTICLE III
                                  PARTICIPATION

                  3.1         Requirements for Participation
                              (a)     The first day of each calendar month shall
be an entry date.  An Employee shall become a Participant on the

                                       15.

first entry date on which he or she meets all of the following requirements:


                                        (i) the Employee is then  credited  with
                    one year of Service (see Section 2.28 and Section 14.5 with respect to part-time Employees);

                                        (ii)  the  Employee  is  employed  by  a
                    Company which has adopted the Plan (see Section 2.11);

                                        (iii) the  Employee is not a member of a
                    bargaining unit which is covered by a collective-bargaining agreement (unless the agreement provides for his or her participation in this Plan); and

                                        (iv)  the  Employee  is  on a  Company's
                    United States payroll.

                              (b) A Participant  shall be an Active  Participant
(i.e., eligible to make After-Tax Contributions and Before-Tax Contributions) only while employed in a position covered by the Plan under subsection (a)(ii),
(a)(iii) or (a)(iv). If an Active Participant transfers to any position with the Companies which is not covered by the Plan, he or she shall cease to be an Active Participant. The individual will again become an Active Participant when he or she returns to a position covered by the Plan.

                              (c) A Participant  shall cease to be a Participant
when his or her Employment terminates (see Section 14.6). The period between a non-eligible Employee's termination and resumption of Employment shall be counted as

                                       16.

Service only to the extent provided in Section 2.28 (which generally requires absences of less than one year to be counted as Service). In the case of a non-eligible Employee who is a part-time Employee to whom Section 14.5 applies, his or her years of Service shall continue to be calculated with reference to successive twelve-month periods commencing on the date the Employee was first entitled to be credited with an hour of Service following his or her original date of Employment (unless a shift to the Plan Year occurred under Section 14.5).

                  3.2         Former Employees

                              (a) A rehired  Employee shall become a Participant
on the first day of the calendar month on which he or she meets the requirements of subsection 3.1(a). Prior Service of a former Employee rehired after July 1, 1984 shall be cancelled if the individual had a "parity break" as defined in
Section 2.28(c). If a rehired Employee's Service is cancelled, he or she must complete an additional year of Service to requalify.

                                   ARTICLE IV
              BEFORE-TAX CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS

                  4.1         Before-Tax Contributions

                              (a) Subject to  subsection  4.4(a),  a Participant
may elect to make Before-Tax Contributions of from one percent to twelve percent of his or her Compensation (in whole percentages only) for each payroll period during which he or she is an Active

                                       17.

Participant. A Participant's Before-Tax Contributions elections shall be made in accordance with Section 4.5, which contains rules for commencing, changing, suspending and resuming BeforeTax Contributions, and Section 4.7, which contains legal limitations on allowable Before-Tax Contributions.

                              (b) In no  event  may a  Participant's  Before-Tax
Contributions for any Plan Year exceed $9,240 or such higher amount then allowed pursuant to Code Section 402(g). If this limit is exceeded through no fault of the Participant, as determined by the Plan Administrator in its sole discretion, the Plan Administrator may without penalty distribute the excess together with earnings attributable to the excess (determined in accordance with Code Section 401(k) and applicable Treasury Regulations thereunder) to the Participant no later than April 15 of the calendar year immediately following the calendar year for which the Before-Tax Contributions were made. If there is a loss attributable to excess Before-Tax Contributions, only the excess Before-Tax Contributions (reduced by the amount of the loss attributable thereto if permitted by applicable Treasury Regulations) or, if less, the Participant's entire Account, shall be distributed to the Participant. Excess Before-Tax Contributions distributed pursuant to this Section shall nevertheless be taken into account in determining excess BeforeTax Contributions under the anti-discrimination rules contained in Section 4.7. A Participant's Before-Tax Contributions in excess of the $9,240 (or higher) limit will be includable in his

                                       18.

or her taxable income for his or her tax year for which deferred and, if the excess is not distributed by the date specified in this subsection, it will again be includable in the Participant's taxable income for his or her tax year in which it is distributed.

                              (c) Before-Tax  Contributions  shall be subject to
the limitations in Section 4.7, which sets forth the statutory anti-discrimination test contained in Code Section 401(k), and Section 11.1, which limits the annual additions attributable to Before-Tax Contributions and matched contributions.

                  4.2         After-Tax Contributions

                              (a) Subject to  subsection  4.4(b),  a Participant
may elect to make After-Tax Contributions at a rate of from one to ten percent of Compensation (in whole percentages only) for each payroll period in which he or she is an Active Participant. A Participant's After-Tax Contributions elections shall be made in accordance with Section 4.5, which contains rules for commencing, changing, suspending and resuming After-Tax Contributions.

                              (b) A Participant's  After-Tax Contributions shall
be limited by the Plan Administrator to the extent necessary to keep them from exceeding the maximum annual addition limits of Article XI.

                              (c) If an Active  Participant  is not permitted to
make Before-Tax Contributions at a rate of at least six percent because of the anti-discrimination rules in Section 4.7,

                                       19.

those contributions shall be treated as After-Tax Contributions to the extent permitted by the anti-discrimination rules applicable to such contributions. These After-Tax Contributions shall be matched by the Companies under Section
4.3 to the extent that these After-Tax Contributions, when added to the Participant's Before-Tax Contributions, do not exceed six percent of his or her Compensation for the payroll period in question.

                  4.3         Matched Contributions

                  Active Participants may make matched Before-Tax Contributions or After-Tax Contributions to this Plan of from one to six percent of Compensation. The Company matches the one to six percent of contributions at a fifty percent matching rate, as provided in Article V. Matched contributions must consist of either all Before-Tax contributions or all After-Tax Contributions regardless of the percentage elected by the Participant, but may be changed periodically as provided in Section 4.5. Before-Tax Contributions and After-Tax Contributions shall be credited to Accounts as of the last day of the calendar month in which they were made, in accordance with Section 4.6. Matching shall be suspended during post-withdrawal penalty periods imposed under Section 9.5.
                  4.4         Unmatched Contributions

                              (a) If a Participant is  contributing  the maximum
six percent matched contributions, he or she may make unmatched Before-Tax Contributions from one to six percent of Compensation.

                                       20.

                              (b) If a Participant is  contributing  the maximum
six percent matched contributions, he or she may make unmatched After-Tax Contributions from one to ten percent of Compensation.


                              (c) The maximum Before-Tax Contribution rate shall
be twelve percent and the maximum After-Tax Contribution rate shall be ten percent. In addition, in no event shall the total of the Before-Tax Contribution and After-Tax Contribution rates exceed sixteen percent.

                  4.5         Commencement, Change, Suspension and Resumption of
                              After-Tax     Contributions     and     Before-Tax
                              Contributions

                              (a) As of the  first day of each  month,  the Plan
Administrator shall give each Participant who has not started taking Before-Tax Contributions or After-Tax Contributions, or who has suspended them, an
opportunity   to  commence   making   BeforeTax   Contributions   or   After-Tax
Contributions.

                              (b) On January,  April, July, and October l (or at
other times specified by the-Plan Administrator), Participants who are making Before-Tax Contributions or After-Tax Contributions may change their rate of Before-Tax Contributions or After-Tax Contributions (and may change their investment elections, as provided in Section 10.1).

                              (c)  A   Participant   may  totally   suspend  all
Before-Tax Contributions and After-Tax Contributions at any time, after adequate advance written notice to the Plan Administrator. A Participant who elects total suspension may not resume Before-

                                       21.

Tax Contributions and After-Tax Contributions before his or her first payroll period ending in the third calendar month beginning after the month in which the total suspension occurred. Subject to this restriction, resumption shall be permitted in accordance with Plan Rules.

                  4.6 Withholding and Crediting of Before-Tax Contributions and After-Tax Contributions


                              (a) A Participant's  Before-Tax  Contributions and
After-Tax Contributions shall be withheld from his or her Compensation for each payroll period at the elected rate then in effect and transferred to the Trustee within thirty days after the end of the month in which withheld.

                              (b) As of the last day of each calendar  month,  a
Participant's Before-Tax Contributions for the month shall be credited by the Plan Administrator to his or her Before-Tax Contributions Account and the Participant's After-Tax Contributions for the month shall be credited to his or her After-Tax Contributions Account.

                              (c)  If  Before-Tax   Contributions  or  After-Tax
Contributions for a month are deposited in the Trust before the end-of-the-month crediting date, they shall be invested as the Plan Administrator shall direct and any gains or losses on them shall be allocated as follows: First, the gains or losses shall be split among the Investment Funds in the same proportions as the Before-Tax Contributions and After-Tax Contributions are to be credited (e.g., if half the Before-Tax Contributions and

                                       22.

After-Tax Contributions are to be credited to a particular Investment Fund, half the gains and losses on the Before-Tax Contributions and After-Tax Contributions shall be credited to that Fund); and second, gains and losses credited to an Investment Fund shall be allocated among Accounts as of the last day of the calendar month in proportion to their balances in the Investment Fund in question as of the last day of the preceding calendar month (after all distributions made as of such date).

                  4.7         Special Anti-Discrimination Limits

                              (a)  Before-Tax  Contributions  are subject to the
anti-discrimination rules in Code Section 401(k), as explained in these subsections (b)-(g). After-Tax Contributions and Company contributions are subject to the anti-discrimination rules in Code Section 401(m), as explained in subsection (h). Subsec- tions (i)-(l) set forth related rules.

                              (b) Before-Tax  Contributions  of any  Participant
who is "highly compensated" for the Plan Year shall be subject to the restrictions of subsection (c). Determination of whether a Participant is highly compensated shall be made in accordance with Exhibit II, Code Section 414(q) and applicable Treasury Regulations.

                              (c) The aggregate Before-Tax Contributions rate of
all highly compensated Participants for a Plan Year shall not exceed the aggregate Before-Tax Contributions rate of all nonhighly compensated Participants for that Plan Year by more than the applicable amount set forth in the following table:

                                       23.

If Non-Highly Compensated                The Aggregate Before-Tax
Participants* have an                    Contribution Rate of Highly
Aggregate Before-Tax                     Compensated Participants* may
Contribution Rate of                     not Exceed
- -------------------------                -----------------------------
         0% to 2%                        2.0 times the non-highly
                                         compensated group's aggregate
                                         Before-Tax Contribution Rate

         2% to 8%                        The non-highly compensated
                                         group's aggregate Before-Tax
                                         Contribution rate plus two
                                         percentage points

         More than 8%                    1.25 times the non-highly com-
                                         pensated group's aggregate
                                         Before-Tax rate



The aggregate Before-Tax Contribution rate during a Plan year for a group of Participants shall be the percentage determined by averaging the Before-Tax
Contribution rates of each member of the group. A Participant's Before-Tax Contribution rate shall be determined by dividing

                                        (i)   the    Participant's    Before-Tax
                    Contributions under Section 4.1, if any, for the Plan Year, by

                                        (ii) his or her  earnings (as defined in
                    Section 11.1(d)(iii) for the Plan Year while a Participant plus, at the election of the Plan Administrator, the Participant's Before-Tax Contributions and any amounts contributed by the Company on behalf of the Participant

- --------
* Participants who have no Compensation for the Plan Year shall not be counted. Participants who make no Before-Tax Contributions for the Plan Year shall be counted.

                                       24.

                    pursuant to a salary reduction agreement under Code Section 125, 402(k)(2), 401(h) or 403(b).

See Section 14.16 for special rules regarding the aggregation of certain highly compensated Employees and their family members.

                              (d)      If the aggregate Before-Tax Contribution
rate for highly compensated Participants for a Plan Year would exceed the maximum Before-Tax Contribution rate permissible under subsection (c), the Plan Administrator shall reduce the amount to be contributed by highly compensated Participants by capping their Before-Tax Contributions at a level at which their aggregate Before-Tax Contribution rate does not exceed the maximum rate allowable under subsection (c) and refunding any excess in accordance with subsection (e).

                              (e) If,  despite  subsection  (d), the  Before-Tax
Contributions for a Plan Year of any highly compensated Participant exceed the limits of this Section, the excess amount, together with earnings attributable to such amount, shall be distributed to the Participant. Alternatively, the Plan Administrator may adopt Plan Rules providing for recharacterization of all or any part of the excess Before-Tax Contributions as After-Tax Contributions, to the extent permitted by applicable law.

                              (f)  If  excess   Before-Tax   Contributions   are
distributed within two and one-half months after the end of the Plan Year for which they were made, no penalties will be imposed but the Participant will be taxed on the excess Before-Tax

                                       25.

Contributions for his or her tax year in which the excess BeforeTax Contributions would have been taxable had they not been contributed to the Plan. If excess Before-Tax Contributions are not distributed within this two and one-half month period, the Participant will be taxed on the excess Before-Tax Contributions for his or her tax year in which Before-Tax Contributions are distributed and the Company will be subject to a ten percent excise tax on the amount of the excess. Excess Before-Tax Contributions must be distributed no later than the last day of the Plan Year following the Plan Year for which-the Before-Tax Contributions were made or the Plan may be disqualified. The earnings attributable to excess Before-Tax Contributions shall be determined in accordance with Code Section 401(k) and applicable Treasury Regulations thereunder. If there is a loss attributable to the excess Before-Tax Contributions, only the excess BeforeTax Contributions (reduced by the amount of the loss attributable thereto, if permitted by applicable Treasury Regulations) or,if less, the Participant's entire Account, shall be distributed to the Participant.

                              (g) If the  Company  has one or more other cash or
deferred plans in addition to this Plan,

                                        (i)    the    Before-Tax    Contribution
                    limitations of this Section shall be applied to this Plan by aggregating it with any such other plan with which this Plan is aggregated for purposes of establishing that either plan covers a nondiscriminatory group of Employees, and

                                       26.

                                        (ii) the  Before-Tax  Contributions  and
                    earnings (within the meaning of Code Section 414(s)) of any highly compensated active Participant who is also a participant in one or more other cash or deferred plans of the Company shall be aggregated for Before-Tax Contribution limit testing purposes under this Section.

                              (h)    After-Tax    Contributions    and   Company
contributions are subject to the anti-discrimination rules in Code Section 401(m), which are substantially identical to the anti-discrimination rules in Code Section 401(k) relating to Before-Tax Contributions. Thus, the rules of subsections (b)-(g) of this Section shall be applied separately and in the same manner to the aggregate of After-Tax Contributions and Company contributions, as follows:

                                        (i)  After-Tax  Contributions  shall  be
                    aggregated with Company Contributions for purposes of applying the limits of this Section. If the limits of this Section are exceeded, the excess shall be eliminated by first distributing After-Tax Contributions for the Plan Year which were not matched by the Company (adjusted for earnings or losses in accordance with Code Section 401(m) and applicable Treasury Regulations thereunder) to the Participants to whom the excess is attributable, in accordance with Section 401(m) and Treasury Regulations thereunder. With respect to any Participant, any additional excess amount that must be distributed shall be made up of

                                       27.

                    both After-Tax Contributions which were matched together with the Company contributions which matched them (both amounts to be adjusted for earnings or losses as provided above). If the Company Contributions Account of a Participant is partially Vested and Company contributions must be distributed, the Plan Administrator shall treat the contribution which is being distributed as either (1) Vested to the same extent as the Participant's Company Contributions Account, in which case the special vesting rule in Section 6.4 shall not apply, or (2) consisting to the fullest extent possible of the Vested portion of that Account, in which case the special vesting rule in Section
                    6.4 shall apply. The unvested amount of the excess matching contribution otherwise to be distributed shall be forfeited, except as prohibited by law.

                                        (ii)  To the  extent  and in the  manner
                    permitted by applicable Treasury Regulations, Before-Tax Contributions (excluding Before-Tax Contributions refunded because they exceed the anti-discrimination limits of this Section, except as otherwise provided by applicable Treasury Regulations) may be aggregated with and treated as if they were Company contributions in determining whether the requirements of Code Section 401(m) are satisfied.

                              (i)   If   Before-Tax    Contributions   must   be
distributed to prevent violation of the anti-discrimination rules of this Section, or the $9,240 or higher limit, unmatched Before-

                                       28.

Tax Contributions shall be distributed before matched Before-Tax Contributions. Until this process is completed during the Plan Year following the Plan Year in which the Before-Tax Contributions were made, Company contributions shall not accrue to any highly compensated Participant (although they may be contingently credited to Accounts before they accrue and, if they accrue, shall be considered "annual additions" for Section 415 purposes for the Plan Year for which they were made). If, as part of the process of correcting excess Before-Tax Contributions, Before-Tax Contributions which were to be matched were distributed, the matching contributions with respect to such Before-Tax Contributions shall not accrue and shall be forfeited.

                              (j)   In   testing   for   discrimination    under
subsections (c) and (h) and under any other plans of the Company which are subject to the Section 401(k) or Section 401(m) testing requirements, multiple use of the so-called "alternative limit" shall not be permitted. If multiple use would occur, the Plan Administrator shall take the corrective steps authorized by this Section to prevent or cure multiple use. Determinations of whether multiple use would occur shall be made in accordance with proposed Treas. Reg.
Section 1.401(m)-2. This regulation generally provides that prohibited multiple use occurs if any highly compensated Employee participates both in a Section 401(k) arrangement and a Section 401(m) arrangement and the sum of the aggregate Before-Tax Contributions and aggregate rate of AfterTax Contributions and Company matching contributions for highly

                                       29.

compensated persons in those arrangements  exceeds the greater of (i) the sum of
(1) 125 percent of the higher of those two rates for all other persons and (2) two plus the lower of those two rates for all other persons or (ii) the sum of
(1) and (2) applied by substituting "higher" for "lower" and vice versa.

                              (k) No provisions of this Plan shall  prohibit the
Plan Administrator from testing this Plan for discrimination in any manner allowable by law or to correct any actual or possible discrimination problem in any manner allowable by law. If a testing or correction procedure which the Plan Administrator elects to use is inconsistent with this Plan, the Plan Administrator may nevertheless use that testing or correction procedure without the need for any Plan amendment.

                              (l)   No   Participant    may   make    Before-Tax
Contributions or After-Tax Contributions to the extent it would cause the Plan to violate the limitations in Section 11.1 (relating to Code Section 415) as to that Participant.

                  4.8         Rollover Contributions

                              (a) As  permitted by the Plan  Administrator,  any
person who is or who may become a Participant and who has received or who is entitled to receive a distribution from a pension benefit plan or from a "rollover" individual retirement arrangement may contribute such amount, or cause such amount to be contributed, to the Plan. Normally, a contribution of this type will only be permitted if it is received by this Plan before the beginning of the calendar year in which the individual making

                                       30.

the contribution attains age 69-1/2. A "rollover" contribution shall only be allowed to the extent permitted by Code Section 402(c).

                              (b) The Plan Administrator shall establish a fully
Vested Rollover Account for each Participant electing to make a rollover contribution under subsection (a), to which shall be credited the rollover contribution and credited or debited investment gains or losses. For all purposes of the Plan, a Rollover Account shall be treated as if it were a separate fully Vested Account belonging to the owner of the Rollover Account. If the Rollover Account's owner is not otherwise a Participant, the individual shall be considered a Participant with respect to his or her Rollover Account, but for no other Plan Purpose until he or she becomes a regular Participant pursuant to Section 3.1. Amounts may not be withdrawn from Rollover Accounts during continued Employment, except as otherwise permitted by Plan Rules.

                                    ARTICLE V
                             MATCHING CONTRIBUTIONS

                  5.1         Matching Contributions

                  For each dollar of Before-Tax Contributions credited to a Participant's Before-Tax Contributions Account or After-Tax Contributions credited to a Participant's After-Tax Contributions Account, fifty cents shall be credited to the Participant's Company Contributions Account as of the last day of the month,

                                       31.

but Before-Tax Contributions and After-Tax Contributions for any period in excess of six percent of Compensation shall not be matched. Matching shall be suspended during post-withdrawal penalty periods imposed under Section 9.5.

                  5.2         Funding of Company Match

                              (a) Matching Company contributions under Sec- tion
5.1 shall be funded by Company cash contributions and by forfeitures which are available for allocation (see Section 6.3). Company contributions needed to match Before-Tax Contributions and After-Tax Contributions during a month shall normally be paid to the Trust in the next month. Pending allocation, Company contributions shall be invested in the Stock Fund, in accordance with Section
10.2. To the extent forfeitures by themselves exceed the amount of matching Company contributions to be allocated for a Plan Year, the excess shall be allocated under Section 5.1 as of the last day of the Plan Year.

                              (b)  The  Companies  may  also  elect  to  make an
additional cash contribution to the Plan for a Plan Year in an amount determined by the Board of Directors. This amount shall be allocated to the Company Contributions Accounts of Participants who were Employees on the last day of the Plan Year for which the contribution is made (or who died, suffered a Disability or took Retirement during the Year) in proportion to the principal amount of matching contributions credited to their Company Contributions Accounts for the Plan Year. Pending

                                       32.

allocation, Company contributions under this subsection shall be invested in the Stock Fund.

                                   ARTICLE VI
                                     VESTING

                  6.1         Basic Vesting Rules

                              (a)  A   Participant's   After-Tax   Contributions
Account and Before-Tax Contributions Account and Rollover Account shall be fully Vested at all times. A Participant's Company Contributions Account shall vest in full after five years of Service, determined in accordance with subsection (b), or, if earlier, in accordance with the following schedule:


Number of Calendar Months in
which the Participant Has Made
Before-Tax Contributions or             Vested Performance of Company
After-Tax Contributions                     Contributions Account
- ------------------------------          ------------------------------

         11 or less                                   0%

         12                                          25%

         24                                          50%

         36                                          75%

         48 or more                                 100%


The foregoing vesting rules are subject to Section 6.2 (which accelerates vesting under certain circumstances) and Section 6.4 (which specifies how the
vesting  schedule  is  to  be  applied   following   certain   distributions  or
withdrawals).

                              (b)  An  Employee's  years  of  Service  shall  be
determined in accordance with Section 2.28 (which defines

                                       33.

"Service"),  except that Service  before the date the Plan was adopted  (July 1,
1979) shall be disregarded.

                              (c) If a  Participant  who  has  elected  to  make
After-Tax Contributions is not permitted to make Before-Tax Contributions or After-Tax Contributions in a month because of the limits of Section 4.7, he or she will be treated as if he or she made After-Tax Contributions for that month for purposes of applying the vesting rules in subsection (a).

                  6.2         Accelerated Vesting

                  A Participant's Company Contributions Account which is not otherwise fully Vested shall become fully Vested upon the earliest to occur of:

                              (a)  the  later  of his or her  attainment  of age
sixty-five while an Employee or the fifth anniversary of the date the individual first became a Participant while an Employee (this anniversary requirement shall not apply to an Employee who was hired before January 1, 1989),

                              (b) his or her death while an Employee,

                              (c) his or her  suffering  a  Disability  while an
Employee (see Section 2.15), or

                              (d) partial or complete  termination  of the Plan,
as more fully provided for in Section 13.2.

                  6.3         Forfeitures After Resignation or Discharge

                              (a)   The   unvested   portion   of  the   Company
Contributions Account of a Participant who resigns or is discharged shall be provisionally forfeited on the day his or her

                                       34.

Employment terminates. Forfeitures for a Plan Year will be applied in a manner prescribed in Section 5.1.

                              (b) If a Participant  who resigns or is discharged
again becomes an Employee before he or she has five consecutive Breaks in Service (one Break in Service in the case of persons who had completed the single Break in Service before January 1, 1985) and before the Plan is terminated, the forfeited portion of his or her Account shall be restored, as more fully provided in subsection (c). Thereafter, any future allocations for the individual's benefit of Company matching contributions and forfeitures, and the gains and losses thereon, shall be made to his or her pre-existing Company Contributions Account and future vesting shall be determined in accordance with the special rules in Section 6.4. When the Plan is terminated, all rights to forfeiture restoration shall lapse as to affected persons who have not resumed Employment before Plan termination.

                              (c)  Each  Participant's   Company   Contributions
Account contains a Cash Account and a Stock Account (see Section 10.2). When part of a Company Contributions Account is forfeited, a pro rata portion of its Cash Account and its Stock Account shall be forfeited and made available for allocation under Section 5.1. If the forfeiture is restored, the Cash Account shall be credited (from funds available under Section 5.1 or 14.7) with a cash amount equal to the amount forfeited from such Account plus the cash value of Company Stock forfeited from the Participant's Stock Account. This value shall be determined

                                       35.

under Section 10.7 as of the date of the forfeiture occurred. In making forfeited Company Stock available for allocation under Section 5.1, it shall first be converted into cash in accordance with Section 10.7.

                  6.4 Vesting after Distributions or Withdrawals from Partially Vested Accounts

                  If a Participant terminates his or her Employment, receives a distribution from his or her Company Contributions Account before it is fully Vested and again becomes an Employee before completing five consecutive Breaks in Service (one Break in Service in the case of a person who had completed the single Break in Service before January 1, 1985), the Participant's Vested interest in the Account shall not be determined under Section 6.1. In addition,
Section 6.1 shall not apply to a Participant who has withdrawn amounts from his or her Company Contributions Account in accordance with Section 9.3 before it has Vested fully. In either case, before the Participant's Company Contributions Account vests in full, the Participant's Vested interest in his or her Company Contributions Account shall be the amount that would then be Vested under
Section 6.1 if the Company Contributions Account were increased by the amount previously distributed or withdrawn, but with such Vested amount being reduced by the amount of the prior distribution or withdrawal.

                                       36.

                  6.5         Special Vesting Rule Under Voluntary Early
                              Retirement Plan

                  First Interstate Bancorp adopted The 1994 First Interstate Voluntary Early Retirement Plan ("VERP") to provide exit incentives to certain employees of First Interstate Bancorp and its affiliates. Although VERP is separate from this Plan, the following VERP provisions are included herein because they have an ongoing impact on this Plan.

                              (a)  The  Company   Contributions   Account  of  a
Participant who also participates in VERP shall become fully Vested (if it is not already fully Vested under the regular provisions of this Plan) as of the later of September 1, 1994 or the Participant's "Departure Date" as defined in VERP.

                              (b) If a  Participant  is rehired  by the  Company
after the Participant's Company Contributions Account becomes fully Vested pursuant to subsection (a), any Company contributions credited to the
Participant's   Company   Contributions  Account  for  participation  after  the
Participant's rehire shall vest in accordance with the regular vesting provisions of this Plan, ignoring the special rule in subsection (a).

                                   ARTICLE VII
              BENEFITS UPON TERMINATION OF EMPLOYMENT OR DISABILITY

                  7.1         Distribution of Accounts

                              (a) A  Participant's  Account shall be distributed
to him or her in a cash lump in the event of his or

                                       37.

her termination of Employment for any reason or in the event of his or her Disability, except as provided in subsections (b) and (c) and Section 7.4. See
Article VIII for special rules relating to death benefits. The value of an Account shall be its value under Section 10.7 as last determined preceding the distribution.

                              (b) Lump sum  distributions  under  subsection (a)
shall be made in cash unless the Participant elects to receive in kind the whole shares of Company Stock credited to his or her Account. A fractional share of Company Stock credited to the Participant's Account will be distributed in cash. When Company Stock is distributed in cash, the distribution shall be funded by, in effect, selling the Company Stock to Stock Accounts in the Stock Fund in accordance with procedures described in Section 10.7(b). Distribution of Company Stock may be made in the name of such other person as the Participant shall specify.

                              (c)   If  a   Participant's   Account   is   being
distributed on account of Retirement or Disability, he or she may elect (1) to receive his or her lump sum payment at a future specified date which is not later than the time prescribed in Section 7.6, or (2) to receive payment of his or her Account, as adjusted for gains and losses, in annual or more frequent cash installments of at least $50 (except for the last payment) in a manner permissible under subsection (e)). Pending distribution, the Participant's Account shall be invested as the Participant may direct and within the time and in the manner prescribed by the Plan Administrator.

                                       38.

                              (d) Distribution under this Section shall normally
be made or commence not later than the sixtieth day following the end of the Plan Year in which the Participant's Retirement or Disability occurs, or as soon as administratively possible. A Participant may elect, in accordance with Plan Rules, that distribution be made or commence at a later date specified by the Participant. Any such election shall specify a plan of distribution which utilizes a distribution option available under this Section 7.1 and which complies with subsection (e).

                              (e)  Periodic   distributions   must  be  made  in
installments which meet the requirements of Section 7.6.

                              (f) If a deferred lump sum or installment  payment
is elected, the Participant may nevertheless elect to be paid the unpaid balance of his or her Account in a lump sum in accordance with subsection (b) upon reasonable advance request to the Plan Administrator and all future payments shall thereafter be cancelled.

                              (g) Pending  complete  distribution of an Account,
the person entitled to the Account shall have the same investment direction rights as any other Participant, except to the extent the Plan Administrator elects to restrict or expand such rights for persons awaiting distribution.

                  7.2         Subsequent Allocations

                  If any amount is allocated to a Participant's Account after a distribution is made or commences, the amount allocated

                                       39.

shall be paid to the Participant in cash in one lump sum within the time allowed under Section 7.6.

                  7.3         Suspension of Benefits

                  If a former Participant is reemployed with the Companies and makes additional Before-Tax Contributions or AfterTax Contributions under this Plan, payments under this Article shall cease, unless otherwise required under
Section 7.6. Upon a subsequent Disability or termination of Employment (other than by death), payment of the balance then credited to the Participant's Account shall be made under this Article and the Participant may exercise any distribution option available under Section 7.1 to the Participant at that time.

                  7.4         Immediate Payment Not Required Before Age 70-1/2

                  If a Participant whose Account under the Plan exceeds $3,500 terminates Employment before reaching his or her required beginning date under
Section 7.6(c)(ii), distribution to the Participant shall not be required until the Participant reaches his or her required beginning date. However, such a Participant may elect to receive a lump sum distribution at any time prior to his or her required beginning date. Such election shall be made in accordance with Plan Rules. Pending distribution, the Participant's entire Account shall be automatically transferred to and invested in the Guaranteed Income Fund and the investment elections offered under subsection 7.1(g) shall not be available.

                                       40.

                  7.5         Joint and Survivor Annuity Requirements

                  This Plan is not subject to the joint and survivor Annuity requirements of ERISA and the Code because it is not a money purchase pension plan and (1) Vested benefits are payable on the death of a Participant to his or her surviving spouse (and are not paid to non-spousal Beneficiaries unless the Participant is not survived by a spouse or the spouse has otherwise consented),
(2) annuities are not available under this Plan (except as provided in this Section), and (3) prior to January 1, 1985, this Plan had never been the transferee of benefits from a defined benefit or defined contribution plan which was subject to the joint and survivor annuity requirements of the Code or ERISA.

                  7.6         Benefit Distribution Requirements

                              (a)  All   distributions   from  this  Plan  to  a
Participant (or to his or her Beneficiaries following the Participant's death) shall be made in accordance with the legal requirements set forth in Code
Section 401(a)(9) and related provisions of the Code and Treasury Regulations issued pursuant to such provisions, notwithstanding any provision in this Plan to the contrary. These requirements consist of (1) the prohibition of involuntary benefit commencement before a certain age, absent consent; (2) minimum and maximum deadlines for the commencement of benefits; (3) a minimum annual distribution requirement for installment payments after a Participant attains age 70-1/2; and (4) the prohibition of more than incidental death benefits. Subsections (b) through (e) of this Section summarize how these

                                       41.

restrictions shall normally apply to this Plan. The Plan Administrator, however, may elect to override subsections (b) through (e) in any fashion which complies with applicable Code provisions and Treasury Regulations thereunder.

                              (b)  Prohibition  of Immediate  Benefit  Commence-
ment Without Consent: Distribution from this Plan shall not commence before the date the Participant attains age 70-1/2 unless (1) the Participant's Vested Account does not exceed $3,500 (or such higher amount allowable under applicable law) or (2) the Participant consents in writing to the distribution. To the extent authorized by Section 7.1(d), a Participant may elect, in accordance with Plan Rules, that distribution be made or commence at a later date specified by the Participant. Any such election shall specify a plan of distribution which utilizes a distribution option available under Section 7.1(a) and complies with this Section.

                              (c) Deadlines for Benefit Commencement

                                        (i)  Deadline  by  which  benefits  must
                    commence absent consent: Unless a Participant consents otherwise (either affirmatively or by failing to request a distribution), distributions from this Plan to the Participant must commence within sixty days after the end of the Plan Year in which the Participant terminates Employment or attains age 65, whichever is later, except as provided in paragraph (iii).

                                       42.

                                        (ii) Absolute deadline by which benefits
                    must commence. Even if a Participant elects otherwise, benefit distributions must commence by the Participant's "required beginning date," except as provided in paragraph
                    (iii). A Participant's required beginning date shall be the end of the calendar year in which the Participant attains age 70-1/2 (although payment for that year can be made at any time on or before April 1 of the next year).

                                        (iii) Exception to commencement deadline
                    when amount of payment or identity or location of recipient is uncertain. If the amount payable under the Plan cannot be clearly ascertained or the person to whom it is payable has not been determined or located, distributions under this Article shall be made or commenced no later than sixty days after such amount is ascertained or such person is determined or located.

                              (d)  Minimum  Annual  Distribution   Requirements:
Distributions from the Plan prior to a Participant's required beginning date (see subsection (c)(ii)) are not subject to legal minimums. However, commencing with the calendar year in which a Participant attains age 70-1/2 (or the calendar year in which an Employee first becomes a Participant, if later), a minimum annual distribution shall be made by the end of each calendar year (or, on or before April 1 of the following year with respect to the first year for which a minimum annual distribution must be made). The minimum annual distribution shall be determined by dividing

                                       43.

the Participant's "adjusted account balance" (as defined below) as of the last valuation date during the calendar year preceding the year for which the distribution is being made by the Participant's life expectancy as of his or her required beginning date (as defined in subsection (c)(ii)), reduced by l for each calendar year beginning after his or her required beginning date. Life expectancies shall be determined from Table V of Treas. Reg. Section 1.72-9. In the calendar year in which the Participant dies, if the required distribution was not made before the Participant's death, it shall be paid to the Participant's Beneficiary during that calendar year in accordance with Article VIII and the balance of the Participant's Account shall then be distributed to the Participant's Beneficiary in accordance with that Article. For purposes of this subsection, a Participant's "adjusted account balance" means the amount credited to his or her Account as of the applicable valuation date, increased by any allocation of contributions or forfeitures for the period, if any, between the valuation date and the end of the calendar year in which the valuation date falls and decreased by any distributions during that period. No other adjustments shall be made. See prop. Treas. Reg. subsections 1.401(a)(9)-1 F-6 for special rules to be followed when distributions are being made from an Account which is not fully Vested.

                              (e) Incidental Death Benefit Rule. Distri- butions
by this Plan in accordance with its terms comply with the incidental death benefit rule as set forth in prop. Treas. Reg.

                                       44.

subsections 1.401(a)(9)-2. No distributions from the Plan shall violate the incidental death benefit rule.

                  7.7 Special Distribution Rule Under Voluntary Early Retirement Plan

                  First Interstate Bancorp adopted The 1994 First Interstate Voluntary Early Retirement Plan ("VERP") to provide exit incentives to certain employees of First Interstate Bancorp and its affiliates. Although VERP is separate from this Plan, the following VERP provision is included herein because it may have an ongoing impact on this Plan:

                  A Participant who also participates in VERP but who has not attained age fifty-five and completed ten years of Service at the time the Participant's Account is to be distributed from this Plan shall nevertheless be allowed to elect any form of payment then available under Section 7.1(c) to a Participant who has met such age and Service requirements.

                                  ARTICLE VIII
                               BENEFITS UPON DEATH

                  8.1         Designation of Beneficiary

                              (a) Each  Participant  or former  Participant  may
designate, revoke and redesignate Beneficiaries. These actions shall be taken in writing on a form provided by the Plan Administrator and shall be effective upon delivery to the Plan Administrator.

                                       45.

                              (b)  A   Participant's   surviving   spouse  shall
automatically be his or her Beneficiary unless the spouse has consented in writing to the designation of a Beneficiary other than the spouse and the consent has been witnessed by a representative of the Plan Administrator or a notary public. Such consent shall apply only to the specific Beneficiary designated and shall acknowledge the effect of the designation. Spousal consent may be revoked by the spouse in writing at any time prior to the earlier of the Participant's Retirement or the Participant's death. The Plan Administrator in its discretion may refuse to recognize a spousal consent if it believes for any reason that the consent is invalid. Spousal consent shall be waived by the Plan Administrator if a Participant has no spouse and may be waived if the spouse cannot be located or for such other reasons authorized In applicable Treasury Regulations.

                  8.2         Distribution on Death

                              (a)  Upon  the  death  or  presumed   death  of  a
Participant or former Participant, the amount credited to his or her Account shall be paid to the person or persons determined under subsection (b). Distribution shall be made in one lump sum in accordance with Section 7.1 unless another method of distribution is properly elected under Section 8.3.

                              (b) Amounts payable under  subsection (a) shall be
distributed to the highest priority persons or persons surviving at the time the distribution is actually paid or commences. Distribution priorities are as follows:

                                       46.

                                        (i)  first,  to the  person  or  persons
                    properly designated by the Participant under Section 8.1,

                                        (ii)   second,   to  the   Participant's
                    surviving spouse.

                                        (iii)   third,   to  the   Participant's
                    surviving heirs at law, if any, determined in the reasonable judgment of the Plan Administrator under applicable state law governing succession to personal property.

                                        (iv) fourth, to Participants in the Plan
                    to be allocated as a forfeiture.

                              (c) Members of a priority  class shall cease to be
entitled to benefits upon the Plan Administrator's determination that no members of the class exist or the Plan Administrator's failure to locate any members of the class after making reasonable efforts to do so.

                  8.3         Election of Other Payment Methods

                              (a) The  Participant's  primary  Beneficiary under
Section 8.2(b) may elect how distribution is to be made.

                              (b) Subject to subsection (c), any form of payment
permitted under Section 7.1 at the time of payment may be elected, but installment payments to a Beneficiary other than the Participant's surviving spouse shall not extend past the fifth anniversary of the Participant's death unless installment payments commence before the first anniversary of his or her death and are to be paid over a period not longer than the Beneficiary's life expectancy, as determined under Table V of

                                       47.

Treas. Reg. Section 1.72-9. If the Participant's Beneficiary is his or her spouse, these payments need not commence any earlier (but must commence no later) than the end of the calendar year in which the Participant would have attained age 70-1/2. If the Participant's Beneficiary is his or her estate, payments must be completed by the end of the fifth calendar year beginning on or after the Participant's death. The preceding sentence shall also apply to a trust unless it meets the requirements of prop. Treasury Regulations Section 1.401(a)(9)-1 Q & A D-5.

                              (c) If the Participant dies on or after April l of
the first calendar year beginning after the Participant attained age 70-1/2, or if benefit payments commenced before the Participant dies, distributions must be at least as rapid as under the form of distribution in effect as of the Participant's death.

                              (d)  Elections  under this Article must be made in
the manner specified by the Plan Administrator and must be filed with the Plan Administrator prior to the commencement of any payments under this Article or such earlier time as the Plan Administrator specifies.

                              (e) If an installment  distribution  of an Account
is elected and a Beneficiary receiving payments dies before the payments have been completed, the balance then credited to the Account shall be paid to the next highest priority Beneficiary determined under Section 8.2(b) in a cash lump sum.

                                       48.

                  8.4         Time of Distribution

                              (a) Distributions under this Article shall be made
or commence not later than sixty days after the close of the Plan Year in which the Participant in question died, unless the Beneficiary otherwise consents.

                              (b) If  the  amount  payable  under  this  Article
cannot be ascertained or the person to whom it is payable has not been determined or located and reasonable efforts to do so have been made within the time limits of subsection (a), then distributions under this Article shall be made or commence no later than sixty days after such amount is ascertained or such person is determined or located.

                                   ARTICLE IX
                              WITHDRAWALS AND LOANS

                  9.1         General

                  A Participant may make withdrawals from his or her Account while he or she is still an Employee in accordance with the provisions of this Article and Plan Rules adopted to implement them. There are three withdrawal options:

                              (a)   Penalty-free   withdrawals   from  After-Tax
Contributions Accounts, as permitted under Section 9.2;

                              (b)   Withdrawals   from   Company   Contributions
Accounts, subject to a penalty, as permitted under Section 9.3; and

                                       49.

                              (c)   Hardship    withdrawals    from   Before-Tax
Contribution Accounts, certain matched After-Tax Contributions, and Rollover Contributions, subject to a penalty, as permitted under Section 9.4.

                  9.2         Withdrawals from After-Tax Contributions Accounts

                  A Participant may make cash withdrawals from the unmatched portion of his or her After-Tax Contributions Account of any amount not in excess of the amount then credited to that Account. Withdrawal requests shall be made in accordance with Section 9.5. Such a withdrawal will be taxable to the extent the amount withdrawn exceeds the amount of the Participant's "basis" recovered with the withdrawal.

                  9.3         Withdrawals from Company Contributions Accounts

                  A Participant who has withdrawn all amounts then credited to and available within his or her After-Tax Contributions Account may withdraw in cash all or a portion of his or her Company Contributions Account, subject to the following rules:

                              (a) If  the  Participant's  Company  Contributions
Account is fully Vested, the Participant may withdraw up to the entire amount then credited to the Account.

                              (b) If  the  Participant's  Company  Contributions
Account is not fully Vested, the Participant may withdraw an amount not in excess of the lesser of

                                       50.

                                        (i) the Vested  amount then  credited to
                    such Account, or

                                        (ii)   the   portion   of  the   Account
                    contributed more than two years previously (i.e., the amount credited to the Account on the withdrawal date reduced by the principal amount of matching contributions credited to the Account under Section 5.1 for the twenty-four months preceding the month in which the withdrawal occurs).

                  Matched After-Tax Contributions made on or after January 1, 1987, shall not be made available under Section 9.2, but shall only be made available pursuant to Section 9.4. After such a withdrawal, the special vesting rules in Section 6.4 shall apply.

                              (c)   Withdrawal   requests   shall   be  made  in
accordance with Section 9.5.

                              (d) Withdrawals shall be funded from cash credited
to the Participant's Company Contributions Account. To the extent that Company Stock credited to the Participant's Company Contributions Account must, in effect, be sold to fund the cash withdrawal, the procedure set forth in Section
10.7 shall be followed.

                              (e) The entire  amount  withdrawn  under this Sec-
tion will normally be included in the Participant's taxable income, except to the extent he or she recovers "basis."

                                       51.

                  9.4         Hardship   Withdrawals  from  Before-Tax   Contri-
                              bution   Accounts  and  the  Matched   Portion  of
                              After-Tax Contribution Accounts

                              (a)  A  Participant   who  has  withdrawn  or  who
simultaneously withdraws all amounts available under Sections 9.2 and 9.3 may withdraw amounts on account of a hardship as follows: (1) the matched portion of his or her After-Tax Contributions Account; (2) the Rollover Contribution; (3) unmatched Before-Tax Contributions; and (4) matched Before-Tax Contributions. A Participant's written request for a withdrawal on account of a hardship shall state all of the facts and circumstances necessary for the Plan Administrator to determine the existence and extent of the Participant's hardship and shall also state the amount the Participant requires. A withdrawal shall be deemed necessary to satisfy a hardship if the amount requested to be withdrawn, net of anticipated income taxes or penalties reasonably expected to result from the withdrawal (which may be included in the amount withdrawn), does not exceed the amount of the need and the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other qualified retirement plans maintained by the Company. The Plan Administrator shall treat all requests uniformly. In no event shall the Plan Administrator authorize a distribution under this Section greater than the amount necessary to meet the hardship created by the financial need, nor shall the cumulative withdrawals from the Participant's Before-Tax Contributions Account exceed the sum of the amount credited to

                                       52.

that Account on December 31, 1988, and the Before-Tax Contributions made to that Account thereafter. The entire amount withdrawn under this Section will normally be included in the Participant's taxable income, except to the extent the Participant recovers "basis."

                              (b) Only the following  events shall be considered
a "hardship": (1) unreimbursed medical expenses (those which are not paid by medical insurance) of the Participant, his or her spouse or his or her dependent (as defined in Code Section 152); (2) purchase of a principal residence for the Participant (excluding mortgage payments); (3) unreimbursed tuition and related educational expenses for the next twelve months of post-secondary education of the Participant, his or her spouse or his or her dependent (as defined in Code
Section 152); (4) the avoidance of eviction from or foreclosure of a Participant's principal residence; or (5) funeral expenses for immediate family members of a Participant (e.g., spouse or children).

                              (c) A Participant who makes a hardship  withdrawal
shall be subject to the penalties prescribed in Sec- tion 9.5(c).

                  9.5         Withdrawal Procedures and Penalties

                              (a)   Withdrawals   under  this  Article  must  be
requested by Participants in writing and may only be requested in the form and at such times as the Plan Administrator establishes. The minimum withdrawal shall be $200 or, if less, the total then

                                       53.

available for withdrawal under the Section in question. Only two withdrawals may be made under this Article in any calendar year. A hardship withdrawal from a Participant's Before-Tax Contributions Account will not be authorized unless the Participant has borrowed the maximum amount, if any, then available to him or her under Section 9.6. Withdrawals from a Participant's Account shall be charged to the Investment Fund or Funds in which the Account is invested, in the hierarchy as the Plan Administrator shall specify.

                              (b) If a Participant withdraws amounts from his or
her Company Contributions Account, his or her After-Tax Contributions and Before-Tax Contributions shall not be matched during the six calendar months beginning after the date of the withdrawal. If the Participant withdraws additional amounts from his or her Company Contributions Accounts during this six-month penalty period, the period shall be extended by an additional six months commencing at the end of the first penalty period. The penalty period shall not be extended further if additional withdrawals are made before the end of the twelve-month period; however, a subsequent withdrawal will result in a new penalty period.

                              (c) If a Participant  makes a hardship  withdrawal
from his or her Before-Tax Contributions Account, certain Matched After-Tax Contribution Accounts, or Rollover Contribution Account, the Participant (1) must stop all contributions to all contributory plans of the Company (such as

                                       54.

this Plan,  any stock  option plan or any  non-qualified  deferred  compensation plan) for twelve months from the date of receipt of the hardship withdrawals, and (2) for the calendar year beginning after receipt of the hardship withdrawal, the $9,240 limit set forth in Section 4.1(b) shall be reduced by the Before-Tax Contributions made by the Participant for the calendar year in which the hardship withdrawal occurred. Clause (1) shall not apply to group insurance plans and to any other plans to which the Internal Revenue Service does not require that it apply, as the Plan Administrator determines in good faith. To the extent clause (1) does apply, suspension of contributions shall be permitted notwithstanding anything to the contrary in this or any other affected plan (which is hereby so amended).

                  9.6         Loans to Participants

                              (a)  The  Plan   Administrator   shall   have  the
investment management discretion to direct the Trustee to loan money to Participants. Each such loan shall be treated as an investment of the Trust Fund as a whole or, if the Plan Administrator so directs, as an investment of a specified portion of the Trust Fund such as the borrower's Account. As of the date of this 1989 Restatement, the Plan Administrator has directed that the loan is an investment of the affected Participant's Account.

                              (b) The Plan shall  establish Plan Rules governing
loan procedures. These Rules may require loan processing fees, limit the number of loans a Participant may

                                       55.

receive, establish ordering rules for funding loans or curing defaults and may establish any other loan terms or procedures the Plan Administrator believes to be necessary or desirable. A Participant who wishes to borrow money from the Plan shall file a written loan application with the Plan Administrator in accordance with these Plan Rules. The Plan Administrator, in its sole discretion, shall approve or deny the loan. The Plan Administrator may deny a loan application if it believes that the loan would not be repaid (e.g., if the borrower has failed to repay a prior loan on time) or for any other reason if denial would be in the best interests of the Plan or the Participant. The Plan Administrator shall exercise its discretion in a uniform and nondiscriminatory manner. No loan shall be granted unless the following requirements are met:

                                        (i) No loan  shall be made in an  amount
                    which is less than $1,000 or which exceeds fifty percent of the Vested portion of the Participant's Accounts. In addition, no loan of more than $50,000 shall be made. The $50,000 limit shall be reduced by the highest outstanding balance of all qualified retirement plan loans to the Participant during the one-year period ending on the day before the date on which the loan is made. A "qualified retirement plan loan" is any loan from this Plan or any other qualified pension benefit plan of the Company and all related companies (see Section 14.4);

                                       56.

                                        (ii)  The  loan   shall   bear  a  fixed
                    interest rate of five percent above First Interstate Bank of California's personal savings passbook rate, determined as of the commencement of the loan or such other rate as the Plan Administrator determines to be reasonable and in accordance with applicable Department of Labor Regulations;

                                        (iii) Except as otherwise  authorized by
                    the Plan Administrator, interest and principal on a loan must be repaid in installments not less frequently than quarterly (normally through payroll deductions) over a specified period not to exceed four years (or thirteen years if the loan is made to assist the Participant to purchase his or her primary residence) (including renewals, extensions and refinancing);

                                        (iv)  The  loan   shall  be   adequately
                    secured and security may be required in addition to that automatically provided under subsection (c); and

                                        (v) The loan shall be documented by such
                    notes, evidences of indebtedness and other instruments executed by the Participant which the Plan Administrator in its discretion requires.

                              (c) Each loan from the Plan  shall be  secured  by
the borrowing Participant's interest in the Plan. If a Participant's Employment terminates or the Plan terminates before he or she has repaid a loan, the loan shall become immediately due and shall be repaid out of the Participant's Vested Account,

                                       57.

which shall be reduced accordingly. This right of set-off does not authorize the Plan Administrator to defer collection of a loan until termination of Employment but merely provides a method of insuring payment by such time. If a Participant's loan is in default and the Participant's Employment has not terminated, the loan shall become immediately due and payable and shall be satisfied, to the extent possible, from the Participant's Vested Company Contributions Account or After-Tax Contributions Account. Any remaining unpaid balance shall be collected when the Participant's Before-Tax Contributions Account becomes distributable.

                              (d)   Interest   paid  on  a  loan  shall  not  be
deductible for federal income tax purposes, beginning January 1, 1991.

                                    ARTICLE X
                                INVESTMENT FUNDS

                  10.1        Investment Choices

                              (a) For  investment  purposes,  the  assets of the
Plan have been allocated among a number of Investment Funds, including a Company Stock Fund, a Guaranteed Income Fund, an Indexed Equity Fund, a Global Equity Fund, a Fixed-Income Fund and a Managed Investment Fund. See Section 1.04 of the Trust Agreement.

                              (b) Each  Participant  may  specify  the extent to
which his or her Before-Tax Contributions and After-Tax

                                       58.

Contributions shall be invested among the Investment Funds, other than the Stock Fund. Investment directions shall be made in writing in the manner specified by the Plan Administrator and in accordance with the following rules:

                                        (i)  When  an   individual   becomes   a
                    Participant, the Plan Administrator shall give the Participant the right to specify how his or her After-Tax
                    Contributions and Before-Tax Contributions shall be allocated among the Investment Funds, other than the Stock Fund. Thereafter, the Plan Administrator shall periodically give all Participants the opportunity to elect to change how their new After-Tax Contributions or Before-Tax Contributions are invested or to change how the amounts previously credited to their After-Tax Contributions Accounts or Before-Tax Contributions Accounts are invested. To the extent a Participant does not make an investment election, his or her Before-Tax Contributions and After-Tax Contributions shall be invested in the Guaranteed Income Fund.

                                        (ii) All Company Contributions  Accounts
                    (and only such Accounts) shall be invested in the Stock Fund, except to the extent that-qualifying Participants elect to have all or a portion of their Company Contributions Accounts (or new contributions to such Accounts) transferred out of the Stock Fund and invested among the other Investment Funds. (Amounts transferred from

                                       59.

                    the Stock Fund cannot thereafter be transferred back into the Stock Fund.) Elections may be made on dates and in the manner allowed by the Plan Administrator. A Participant shall qualify for this special investment option (A) upon suffering a Disability, or (B) after attaining age fiftyfive and having a fully Vested Company Contributions Account.

                              (c)  All  gains  and  losses  with  respect  to an
Investment Fund shall be credited to it. Accordingly, in allocating investment gains and losses among Accounts, each Fund shall be separately valued and the gains and losses on the Fund shall be credited among Accounts in proportion to their interests in the Investment Fund, as more fully provided in Sections 10.4,
10.5 and 10.6.

                  10.2        Special Accounting Rules for the Stock Fund

                  Each Investment Fund other than the Stock Fund is a pooled investment fund and the gains or losses on such Funds shall be allocated monthly using the unit accounting method specified in this Article. The Stock Fund, however, is only a pooled investment fund in part and special accounting rules apply. These rules are as follows:

                              (a) Each Company Contributions Account invested in
the Stock Fund shall consist of a cash portion (the "Cash Account") and a Company Stock portion (the "Stock Account"). Unallocated amounts being held in the Stock Fund for Allocation

                                       60.

shall also be credited to segregated unallocated Cash and Stock Accounts within the Stock Fund.

                              (b) Cash Accounts  shall be invested in short term
debt instruments, or other assets, pending investment in Company Stock. Gains or losses on Cash Accounts shall be credited in accordance with this Article as if all Cash Accounts comprised a separate Investment Fund, put gains and losses need not be credited on the monthly crediting date prescribed under Section 10.4 and may instead be credited on such other dates specified by the Plan Administrator.

                              (c) Each Stock  Account  shall be credited  with a
specific number of shares of Company Stock rather than with an undivided interest in a pool of Company Stock. Accordingly, the unit accounting procedures set forth in this Article shall not apply to the Stock Accounts. Each Stock Account, at any relevant time, shall be worth the fair market value on that date of the shares of Company Stock credited to it (see Section 10.7(b)).

                              (d) Company matching  contributions  shall be made
in cash.  Forfeitures  shall be converted  into cash in accordance  with Section
10.7 prior to reallocation as matching contributions. Pending allocation, these cash amounts shall be held in the unallocated Cash Account within the Stock Fund. The appropriate amounts shall then be withdrawn from the unallocated Cash Account and allocated in accordance with Article V to the appropriate Participant Cash Accounts.

                                       61.

                              (e) Each Cash Account shall be invested in Company
Stock from time to time and Company Stock so acquired shall be allocated to the corresponding Stock Account in proportion to the amount withdrawn from the Cash Account.

                              (f) Cash  dividends  on  Company  Stock  held in a
Stock Account shall be allocated to the corresponding Cash Account.

                              (g) Stock  dividends  on  Company  Stock held in a
Stock Account shall be credited to that Stock Account. Any cash received in connection with a stock dividend on Company Stock held in a Stock Account in lieu of a fractional share shall be credited to the corresponding Cash Account in the Stock Fund.

                              (h) In the event any  rights,  warrants or options
are issued with respect to Company Stock, the Trustee, as directed by the Plan Administrator, shall exercise any or all of the rights, warrants or options received on Company Stock in a Stock Account for such Account using such cash as may be available in the corresponding Cash Account. Company Stock so acquired shall be credited to that Stock Account. Alternatively, the Trustee may sell any such rights, warrants or options for the benefit of the Cash Account corresponding to the Stock Account.

                              (i) Pending  allocation  with respect to the Plan,
Company Stock attributable to the Plan shall be credited to the unallocated Stock Account and all other assets shall be credited to the unallocated Cash Account. Earnings on the

                                       62.

unallocated Cash Account shall be allocated in the manner specified by the Plan Administrator.

                  (j) A Participant shall have no right to request, direct or demand that the Trustee exercise on his or her behalf rights to purchase shares of Common Stock or other securities of the company.

                  10.3        Voting, Tendering or Retaining Company Stock

                              (a) General

                  Effective as of the date that shares of Company Stock are first allocated to the Company Contributions Account of any Participant, each Participant (or, in the event of his or her death, his or her Beneficiary) is, for purposes of this Section, hereby designated a "named fiduciary," within the meaning of Section 403(a)(1) of ERISA, with respect to (i) the number of shares of Company Stock allocated to his or her Company Contributions Account and (ii) his or her proportionate share of (a) all shares of Company Stock held in the unallocated Stock Account and (b), for purposes of subsection 10.3(b), that portion of the shares of Company Stock allocated to the Company Contribution Accounts of all Participants for which Participants do not give timely instructions (such proportionate share being determined at the respective times such fiduciary rights are exercisable, as set forth below).

                              (b) Voting  Rights

                  Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to instruct the

                                       63.

Trustee in writing as to the manner in which to vote (i) the shares of Company Stock allocated to his or her Company Contribution Account and (ii) his or her share (as determined in the last sentence of this subsection 10.3(b) of (a) all shares of Company Stock (of whatever class) held in the unallocated Stock Account and (b) that portion of the shares of Company Stock (of whatever class) allocated to the Company Contribution Accounts of all Participants for which Participants do not give timely instructions to the Trustee, as described in this subsection 10.3(b), at any shareholders' meeting of the Company. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) the information distributed to shareholders of the Company in connection with any such shareholders' meeting, together with a form requesting confidential instructions on how such shares of Company Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as instructed the appropriate number of shares (including fractional shares) of Company Stock. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Company or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other persons providing services to the Plan if such

                                       64.

person (i) is not the Company or an affiliate or any employee, officer or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the Company or its affiliates. An individual's proportionate share or shares of Company Stock for purposes of clause (ii) of the first sentence of this Section shall be a fraction, the numerator of which shall be the number of shares held in the individual's Company Contribution Account for which he or she provides timely instructions to the Trustee, and the denominator of which shall be the number of such shares of Company Stock in all such accounts for which timely instructions are provided to the Trustee.

                              (c)  Rights  on  Tender  or  Exchange  Offer

                  Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to (i) shares of Company Stock allocated to his or her Company Contribution Account and
(ii) his or her proportionate share (as determined in the last sentence of this subsection 10.3(c)) of shares of Company Stock (of whatever class) held in the unallocated Stock Account. The Company shall use its best efforts to timely distribute or cause to be distributed to each such Participant (or Beneficiary) the information distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions to the Trustee on how

                                       65.

to respond to such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Company Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual who has the right, pursuant to the first sentence of this subsection, to instruct the Trustee with respect to shares of Company Stock, such individual shall be deemed to have timely instructed the Trustee not to tender or exchange; such shares of Company Stock. The instructions received by the Trustee from individual Participants (or Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Company or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Company, an affiliate or any employee, officer or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the Company and its affiliates. An individual's proportionate share or shares of Company Stock held in the unallocated Stock Account shall be a fraction, the numerator of which shall be the respective number of shares of Company Stock held in such individual's Company Contribution Account and the denominator of which shall be the number of such shares in all Company Contribution Accounts.

                                       66.

                              (d)  Retention  of  Company  Stock

                  The Trustee is authorized and directed to retain Company Stock acquired by the Stock Fund, regardless of fluctuations in value, except that (1) in the normal course of Plan administration, the Trustee may sell Company Stock to satisfy Plan administration and distribution requirements as directed by the Plan Administrator or in accordance with provisions of the Plan or Trust Agreement specifically authorizing such sales, and (2) in the event of a tender or exchange offer, the Trustee shall have no authority or responsibility to sell, transfer or exchange (hereinafter, "to tender") Company Stock pursuant to the offer except in accordance with Participant directions given to the Trustee pursuant to the procedures described in this Section 10.3.

                              (e)  Confidentiality of Participant  Instructions.
The Trustee shall take steps reasonably necessary under the circumstances to (i) maintain the confidentiality of Participant instructions as to the manner in which to vote shares of Company Stock under subsection 10.3(b) or to respond to a tender or exchange offer under subsection 10.3(c), and (ii) prevent disclosure of such instructions to employees, officers, or directors of the Company or its affiliates, other than employees and officers of the Trustee who are directly responsible for receiving, tabulating, and carrying out such instructions. In extraordinary circumstances, including, without limitation, contested proxy matters or tender or exchange offers

                                       67.

not endorsed by Company management, the Trustee may, in its discretion and at the expense of the Plan, take additional precautions to preserve the confidentiality of Participant instructions, including, without limitation, hiring an independent party to receive and tabulate Participant instructions, and, in the event some, but not all, of the Company Stock held by the Plan is sold or exchanged pursuant to a tender or exchange offer, to maintain Participant records. Any such independent party must agree, as a condition of its retention, not to divulge Participant instructions or records to employees, officers, or directors of the Company or its affiliates, except as otherwise required by law. The Company acknowledges and agrees to honor the confidentiality of Participant instructions to the Trustee.

                  10.4        Allocation of Gains or Losses on Investment Funds


                  The last day of each calendar month shall be a valuation date. As of each valuation date, the Plan Administrator shall allocate the gains and losses on each Investment Fund since the last valuation date among Accounts invested in the Fund by adjusting the stated value of each Account to reflect its actual value as of the current valuation date. This adjustment shall be accomplished by multiplying the last determined value of each Account's interest in the Fund (or, at the election of the Plan Administrator, the average value of its interest during the period since the last valuation date) by

                                       68.

the Investment Fund's earnings factor for the valuation date. Alternatively, the Plan Administrator may elect to allocate earnings and losses in any other consistent manner so long as the resulting allocations would be generally similar to those determined under the provisions of this Article. In applying this Section with respect to the Stock Fund, only the Cash Account within the Stock Fund shall be taken into account, as more fully provided in Section 10.2.

                  10.5        Earnings Factor

                              (a)  Except as  otherwise  determined  by the Plan
Administrator, an Investment Fund's earnings factor referred to in Section 10.4 shall mean the percentage determined by dividing its current adjusted value, as defined in subsection (b), by the total amount credited to all Accounts in the Investment Fund as of the valuation date before allocations of gains and losses and before distributions as of such date.

                              (b) The current  adjusted  value of an  Investment
Fund shall be its value, as determined under Section 10.6 as of the monthly valuation date, reduced by any unallocated amounts credited thereto.

                  10.6        Value of Investment Funds

                  The Plan Administrator or its delegate shall determine the fair market value of Investment Fund assets in compliance with this Section and the principles of Section 3(26) of ERISA and regulations issued pursuant thereto. Valuation shall be based upon information reasonably available to the Plan

                                       69.

Administrator or its delegate, including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The Plan Administrator or its delegate may elect to value any bank deposit, interest-bearing insurance contract or other evidence of indebtedness at its unpaid face value (and, at the election of the Plan Administrator or its delegate, with interest accrued to the valuation date) if the obligation is not in default. In determining the value of the Plan's investment in any collective investment fund, separate account, partnership or similar entity, the Plan Administrator or its delegate may (but need not) rely on the most recent prior valuation of units or interests in the fund, separate account, partnership or entity made by or on behalf of the fund, separate account, partnership or entity. The value of any real property held in an Investment Fund, determined as of the end of any Plan Year, shall be considered to remain unchanged until the end of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling prices on or last preceding the valuation date shall establish the fair market value of such securities. The Plan Administrator or its delegate may elect to treat as an asset the unamortized amount of capitalized administrative

                                       70.

expenditures charged to an Investment Fund. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

                  10.7 Account Values, Basis and Conversion of Company Stock to Cash

                              (a) Except as  provided  in  subsection  (b),  the
value of an Account for all purposes of this Plan shall be its value as last determined under this Article on or before the date in question, increased by contributions thereafter credited to the Account and decreased by amounts thereafter withdrawn or distributed from the Account.

                              (b) As provided in Section 10.2, the Stock Account
component of a Participant's Company Contributions Account consists of the Company Stock credited to the Account at the time in question. The Stock Account shall be worth the fair market value of the Company Stock credited to it. To the extent that Company Stock in a Stock Account is to be distributed or withdrawn in cash, or converted to cash when forfeited, its value shall be determined based on the closing trading price of the Company Stock credited to the Account, determined as of the end of the last business day of the calendar month in which the distribution, withdrawal or forfeiture is processed (or such other earlier date specified by the Plan Administrator) by the Plan Administrator under a reasonable method consistently applied. For purposes of informing Participants of the Plan's basis in Company Stock distributed to them, the Plan

                                       71.

Administrator  shall  keep  records  of the Plan's  basis in the  Company  Stock
credited  to  each  Stock  Account  in  accordance  with  Treas.   Reg.  Section
1.402(a)-1(b)(2).

                                   ARTICLE XI
                             ANNUAL ADDITION LIMITS

                  11.1        Limitation on Allocations

                              (a)  The  annual  addition  to  any  Participant's
Account for any Plan Year shall not exceed his or her maximum permissible amount. Subsection (d) defines the terms used in this Article.

                              (b) Prior to determining the Participant's  actual
earnings for the Plan Year, the Company may determine the maximum permissible amount on the basis of a reasonable estimate of the Participant's earnings for the Plan Year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Plan Year, the maximum permissible amount for the Plan Year will be determined on the basis of the Participant's actual earnings for the Plan Year.

                              (c)  If  a  Participant's  annual  addition  would
exceed his or her maximum permissible amount, the excess amount shall be eliminated as follows:

                                        (i) Any After-Tax Contributions,  to the
                    extent they would reduce the excess, shall be returned to the Participant as soon as administratively feasible.

                                       72.

                                        (ii)   The   excess   amount,   if  any,
                    remaining after application of paragraph (i) shall be held unallocated in a suspense account. The suspense account shall be allocated in the next Plan Year (and succeeding Plan Years, if necessary) to all remaining Participants in lieu of Company contributions which would otherwise be allocated to those Participants.

                              (d)  Terms  used in this  Article  shall  have the
following meanings:

                                        (i) "Annual  Addition" means the sum for
                    the Plan Year of all contributions and forfeitures allocated to a Participant's accounts in all qualified defined contribution and defined benefit plans maintained by the Company. Funds set aside to provide post-retirement medical benefits to the Participant shall be included in his or her annual addition to the extent required under Code Section
                    415(1)  or  419A(d)(2).  Under  Code  Section  415(c)(6)(C),
                    certain Company contributions and forfeitures which would otherwise be considered annual additions may be excluded.

                                        (ii) "Maximum  Permissible Amount" shall
                    mean, with respect to a Participant, the lesser of

                                             (A)  twenty-five   percent  of  the
                         Participant's earnings for the Plan Year, or

                                             (B) $30,000  (or,  if greater,  one
                         quarter of the amount (currently $118,800) then in effect pursuant to Code Section 415(b)(1)(A) for the

                                       73.

                         calendar year in or with which the Plan Year ends). Because the Plan Year is the "limitation year," if a short Plan Year is created for any reason, the dollar amount in this subparagraph shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve. Under Code Section 415(c)(6)(A), the dollar amount in this subparagraph may be increased if certain conditions are met.

                                        (iii)    "Earnings"    shall    mean   a
                    Participant's earned income, wages, salaries, fees for professional services and other amounts received or considered received from the Company and all related companies during the entire Plan Year (even if the individual is a Participant for only part of the Plan Year) for personal services actually rendered to the Company as an Employee and includable in the Participant's gross income for the Plan Year (including any such amounts which are otherwise excluded from "Compensation," as defined in
                    Section 2.14), but excluding

                                             (A)  employer   contributions   for
                         simplified employee pensions to the extent such contributions are excludable from the gross income of the Participant,

                                             (B) salary reduction  contributions
                         to cash or deferred plans or cafeteria plans, deferred compensation or any distributions from a plan of

                                       74.

                         deferred compensation (other than an amount included in the Participant's gross income for the Plan Year which is attributable to an unfunded, non-qualified plan),

                                             (C)  amounts   realized   from  the
                         exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

                                             (D) amounts realized from the sale,
                         exchange  or  other   disposition   of  stock  under  a
                         qualified  or  incentive  stock  option,  and

                                             (E)  other  amounts  which  receive
                         special tax benefits, such as contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of a Code Section 403(b) annuity contract (whether or not the contribu-tions are excludable from the gross income of the Participant).

                  11.2        Combined Defined Contribution/Defined Benefit Plan
                              Limit

                              (a) If a Participant  in this Plan has at any time
participated in any qualified defined benefit plan of the Company, the annual additions which may be credited to a Participant's Account under this Plan for any limitation year shall be limited so that the sum of the Participant's defined contribution plan and defined benefit plan fractions, as defined

                                       75.

below,  will not exceed  1.0.  This  limitation  shall only apply if the defined
benefit  plan  does  not  provide  for  a   corresponding   limitation   on  the
Participant's accrued benefit under that plan.

                              (b) "Defined  Contribution  Plan  Fraction"  shall
have the meaning set forth in Code 415(e)(3). If, based on reasonable projections, it is expected that a Participant's defined contribution plan fraction in the future will be materially less than his or her current defined contribution plan fraction, the Plan Administrator shall compute the defined contribution plan fraction on a projected basis.

                              (c) "Defined Benefit Plan Fraction" shall have the
meaning set forth in Code Section 415(e)(2).

                              (d) For any  limitation  year in which the Plan is
top heavy, "one hundred percent" shall be substituted for "one hundred twenty-five percent" under Code Sections 415(e)(2) and (3) in determining the denominators of a key employee's defined contribution and defined benefit plan fractions.

                                   ARTICLE XII
                           ADMINISTRATION OF THE PLAN

                  12.1        Duties of the Plan Administrator

                  The Plan Administrator shall be responsible for the general administration of the Plan and shall administer the Plan on a non-discriminatory basis in accordance with its terms. The Plan Administrator shall have all powers and duties necessary to

                                       76.

fulfill its responsibilities, including, but not limited to, the following powers and duties:

                              (a) To  determine  all  questions  relating to the
eligibility of Employees to participate;

                              (b)  To  determine,  compute  and  certify  to the
Trustee the amount and kind of benefits payable to Participants and their Beneficiaries;

                              (c) To authorize all  disbursements by the Trustee
from the Trust;

                              (d) To  maintain  all  records  necessary  for the
administration of the Plan, other than those maintained by the Companies or the Trustees;

                              (e) To provide for  disclosure of all  information
and  filing  or  provision  of  all  reports  and  statements  to  Participants,
Beneficiaries or governmental bodies as shall be required of the Plan Administrator by the Code or ERISA or any other federal law;

                              (f)  To  adopt  or  modify   Plan  Rules  for  the
regulation or application of the Plan (see Exhibit I); such Rules may establish administrative procedures or requirements which modify the terms of this Plan, but Plan Rules shall not substantially alter significant requirements or provisions of the Plan;

                              (g) To administer  the claims  procedure set forth
in Section 12.5;

                                       77.

                              (h) To the  extent  required  under  Code  Section
402(f), to notify each recipient of a distribution from this Plan of his or her right to make a rollover contribution of all or part of the distribution;

                              (i) To delegate any power or duty to any person or
entity in accordance with Section 12.3; and

                              (j) To exercise all other powers or duties granted
to the  Plan  Administrator  by  other  provisions  of  the  Plan  or the  Trust
Agreement.

                  12.2        Investments and Funding Policy

                  The Plan Administrator shall establish a funding policy. The Plan Administrator shall advise the Trustee and any other person delegated investment management responsibility of all such matters, if any, as may be pertinent to their duties.

                  12.3        Delegation of Administrative Responsibility

                              (a) The Plan Administrator may delegate all or any
portion of its administrative responsibilities with respect to the Plan (other than investment management responsibilities) to any other person or persons pursuant to this Section. Investment responsibilities may be delegated only to the extent permitted under the Trust Agreement.

                              (b) A  delegation  under  this  Section  shall  be
accomplished by a written instrument executed by the Plan Administrator specifying responsibilities delegated and the fiduciary responsibilities allocated to such delegate. The delegation of such responsibilities shall be effective upon the

                                       78.

date specified in the delegation, subject to written acceptance by the delegate.

                 12.4        Compensation, Expenses and Indemnity

                              (a) Any  delegate  under  Section  12.3  who is an
Employee shall serve without compensation for services to the Plan. Any individual who handles Plan assets shall be bonded. The Companies shall furnish the Plan Administrator and any such delegate with all clerical or other assistance necessary in the performance of their duties. The Plan Administrator is authorized to employ such legal counsel and advisers as it may deem advisable to assist in the performance of its duties thereafter.

                              (b) All costs of administering the Plan (including
the cost of the bond and legal services described in subsection (a)) shall be paid either out of Plan assets or by the Companies. Expenses paid out of the Plan shall be charged to the Investment Fund or Funds with respect to which the expenses were incurred or in such other fashion as the Plan Administrator may direct. Except as the Plan Administrator otherwise directs, any expenses incurred in resolving disputes among different claimants as to entitlement to a benefit which is payable under the Plan shall be charged against the benefit, which shall be reduced accordingly.

                              (c) To the extent permitted by applicable law, the
Companies shall indemnify and hold harmless the Board of Directors, the Plan Administrator and any delegate appointed

                                       79.

pursuant to Section  12.3 who is an Employee or any  committee  appointed  under
Section 12.7 against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Companies or provided by the Companies under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law. Payments with respect to any indemnity and payment of expenses or fees shall be made only from assets of the Companies and shall not be made directly or indirectly from Trust assets.

                  12.5        Claims Procedure

                              (a) Normally,  a Participant or  Beneficiary  need
not present a formal claim for benefits in order to qualify for rights or benefits under this Plan. However, if any person is not granted the rights or benefits to which the individual believes himself or herself to be entitled, a formal claim for benefits must be filed in accordance with this Section. A claim by a Participant, former Participant, Beneficiary or any other person shall be presented to the Plan Administrator in writing. The Plan Administrator shall, within a reasonable time, consider the claim and shall issue its determination thereon in writing.

                                       80.

If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund.

                              (b) If a claim is wholly or partially denied,  the
Plan Administrator shall, within ninety days (or such longer period as may be reasonable necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                                        (i) the  specific  reason or reasons for
                    such denial,

                                        (ii)  specific  references  to pertinent
                    Plan provisions on which the denial is based,

                                        (iii) a  description  of any  additional
                    material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                                        (iv) an  explanation of the Plan's claim
                    review procedure.

                              (c) Each claimant  shall have the  opportunity  to
appeal in writing the Plan Administrator's denial of a claim to a review officer designated by the Plan Administrator for a full and fair review. The claimant or his or her duly authorized representative

                                        (i) may  request a review  upon  written
                    application to the Plan Administrator (which shall be filed with it),

                                        (ii) may review pertinent documents, and

                                       81.

                                        (iii) may submit  issues and comments in
                    writing.

                              (d) The  Plan  Administrator  may  establish  time
limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and other attendant circumstances, but which shall not be less than sixty days after receipt by the claimant of written notice of denial of his or her death. The Plan Administrator shall adopt procedures pursuant to which claims shall be reviewed and may, in its discretion, adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a claimant a full and fair review of his or her claim.

                              (e)  The  decision  by the  review  official  upon
review of a claim shall be made not later than sixty days after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

                              (f) The decision on review shall be in writing and
shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

                              (g) To the extent  permitted  by law, the decision
of the Plan Administrator (if no review is properly

                                       82.

requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his or her remedies under this Section.

                  12.6        Effect of Plan Administrator Action

                  The Plan shall be interpreted by the Plan Administrator and all Plan fiduciaries in accordance with the terms of the Plan and its intended meanings. However, the Plan Administrator and all Plan fiduciaries shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment. The validity of any such findings of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious. To the extent the Plan Administrator or any Plan has been granted discretionary authority under the Plan, the Plan Administrator's or Plan fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in like fashion thereafter. If, due to the errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intention, or as determined by the Plan Administrator in its sole and exclusive judgment, the

                                       83.

provision shall be considered ambiguous and shall be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined by the Plan Administrator in its sole discretion. The Plan Administrator, without the need for Board of Directors' approval, shall amend the Plan retroactively to cure any such ambiguity. This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator or by any Plan fiduciaries. All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries shall be final and binding upon all persons claiming any interest in or under the Plan.

                  12.7        Appointment of Committees

                              (a) The  Board of  Directors  may,  but need  not,
appoint an administrative committee (the "Administrative Committee") to serve as Plan Administrator or an investment committee (the "Investment Committee") to monitor the Plan's investments. The Investment Committee shall not manage investments or make investment decisions or recommendations. Its sole function is to monitor the Investment Funds and advise the Board of Directors from time to time as to their performance.

                              (b) Each Committee shall consist of at least three
members. The members of a Committee shall be appointed by the Board of Directors. A person appointed shall become a member of a Committee by filing a written notice of acceptance with the

                                       84.

Board of Directors. A member of a Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member (with or without cause) by delivering a certified copy of its resolution of removal to such member. Resignation or removal shall be effective on the date specified. The Trustee shall be promptly notified of the membership (and of any changes in the membership) of a Committee and of the Secretary of the Committee authorized to give directions to the Trustee on behalf of the Committee. The Trustee shall also be provided with specimen signatures of each Committee member. These notifications shall be accompanied by certified copies of the resolution of the Board of Directors relating thereto. Vacancies in the membership of a Committee shall be filled promptly by the Board of Directors.

                              (c) Each  Committee  shall choose a Secretary  who
shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of a Committee shall be taken pursuant to a majority vote, or pursuant to the written consent of a majority, of its members and such action shall constitute the action of the Committee and be as binding as if all members had joined therein. A quorum of a Committee shall consist of a majority of the members. The Secretary of a Committee may execute any certificate or other written direction on behalf of a Committee. The Trustee or third persons dealing with a Committee may conclusively rely upon any certificate or other written direction

                                       85.

signed by the Secretary which purports to have been duly authorized by the Committee.

                              (d) A member of a Committee  shall not vote or act
upon any matter which specifically relates to such person as a Participant or to any other matter in which the member has an interest which may affect such member's best judgment as a fiduciary. If a matter arises affecting one of the members of a Committee and the other members of the Committee are unable to agree as to the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member for the sole and only purpose of passing upon and deciding the particular matter.

                                  ARTICLE XIII
                      AMENDMENT AND TERMINATION OF THE PLAN

                  13.1        Amendments

                              (a) First Interstate  Bancorp shall have the right
to amend this Plan. All amendments may be adopted in writing by resolution of the Board of Directors or resolution of the Executive Committee or Compensation Committee of the Board. Notwithstanding the previous sentence, the Plan
Administrator shall have the power to amend the Plan in any way, without approval of the Board of Directors or its Executive or Compensation Committees, for the purpose of complying with antidiscrimination provisions of the Code, as long as the amendment does not substantially increase the expense of the Plan to the

                                       86.

Company. By way of illustration, the Plan Administrator may, for the purpose of anti-discrimination rule compliance, restrict Plan eligibility, divide the Plan into substantially identical separate plans or change any provisions relating to Before-Tax or After-Tax Contributions or Company contributions.

                              (b)  No  amendment  or  any  other  action  by the
Companies shall divert any assets of the Plan to any purpose other than the exclusive benefit of the Participants or their Beneficiaries. No amendment shall decrease the Vested percentage or amount of a Participant's Account or, to the extent prohibited by Code Section 411(d)(6)(B), reduce or eliminate any subsidy, early retirement benefit or optional benefit form.

                              (c) Any material modification of the Plan shall be
communicated to all interested parties and the Secretaries of Labor and the Treasury in the time and manner required by law.

                              (d) No  amendment,  unless it  expressly  provides
otherwise, shall be applied retroactively to increase the Vested percentage of a former Participant whose Employment terminated before the date such amendment became effective unless and until he or she again becomes a Participant.

                              (e) No  amendment,  unless it  expressly  provides
otherwise, shall be applied retroactively to increase the amount of Service credited to any person for Employment before the date the amendment became effective.

                              (f) Except as provided in subsections (d) and (e),
all rights under the Plan shall be determined under the

                                       87.

terms of the Plan as in effect at the time the determination is made.

                              (g)  Any  other  provisions  of  this  Plan to the
contrary notwithstanding, if any amendment to ERISA or the Code (or administrative interpretation thereof) requires that a conforming plan amendment be adopted as of a stated effective date in order for this Plan to continue to be a qualified plan which complies with ERISA, this Plan shall be operated in accordance with the requirements of that ERISA or Code provision from its effective date until the date when a conforming plan amendment is adopted, or the date when a clear and unambiguous nonconforming plan amendment is adopted whichever occurs first.

                              (h) If the  Internal  Revenue  Service  determines
that the Plan does not  qualify  under  applicable  provisions  of the  Internal
Revenue Code for any Plan Year, the Plan shall be a new and separate plan and trust for the next plan year and the Plan Administrator shall segregate the assets of the new plan and trust from all other Plan and Trust assets.

                  13.2        Termination    of    Plan;    Discontinuance    of
                              Contributions


                              (a)  The  Plan  is  intended  to  be  a  permanent
program, but the Companies shall have the right at any time to declare the Plan terminated completely as to all Companies or as to any Company or any of its divisions, facilities, operational units or job classifications. Such a termination by itself shall

                                       88.

not constitute a "partial termination," within the meaning of subsection (b).

                              (b) If the Plan  Administrator  determines  in its
sole discretion that the Plan has been terminated partially or completely within the meaning of regulations under Code Section 411, the Plan Administrator shall determine the date of such termination and who has been affected by the termination. The Accounts of all persons affected by the termination who were Employees on the date thereof shall become fully Vested. In addition, the Plan Administrator in its sole discretion may vest the Accounts of a group of Participants in full because they are affected by a business divestiture, layoff or other similar transaction, in which case the partial termination rules set forth in this Section shall apply (even when a true "partial termination" has not occurred). The Plan Administrator shall document in writing its decision to vest certain Participants' Accounts in full and the reasons therefor. The Plan Administrator's action in any one event shall not be considered as establishing a precedent nor requiring a similar action in another event. If the Plan is being completely terminated, the unvested portion of the Account of each person who is not then an Employee shall be forfeited (except as otherwise required under any Treasury Regulation or Internal Revenue Service Revenue Ruling or Notice issued after 1988). These forfeitures shall be allocated to all other Participants as of the termination date, as specified by the Plan Administrator. Since partial

                                       89.

termination of the Plan does not necessarily involve liquidation of the Plan, the Accounts of all persons affected by such an occurrence, to the extent Vested, shall remain payable under the terms set forth in the Plan, except as provided in subsection (c).

                              (c) In  connection  with  a  complete  or  partial
termination of the Plan or thereafter, the Plan Administrator may elect to discharge all of the Plan's obligations to affected Participants. In such event, the Plan Administrator shall cause the following actions to take place:

                                        (i)  Amounts  being held under Sec- tion
                    11.1(c) shall revert to the Companies if a complete Plan termination is taking place; and

                                        (ii) The Plan Administrator shall direct
                    the Trustee to liquidate the necessary portion of the Trust Fund and distribute affected Accounts, less proportionate shares of the expenses of termination, to the persons entitled thereto.

                              (d) Except as provided otherwise in any applicable
collective bargaining agreement, any Company shall have the right at any time to discontinue contributions to the Plan completely or as to any of the Company's divisions, facilities, operational units or job classifications. A complete discontinuance of contributions by all Companies shall constitute a "partial termination" within the meaning of subsection (b).

                                       90.

                              (e) This Section has been  included in the Plan to
meet requirements of federal law. It is not intended to create, nor shall it be construed as creating, any contractual rights whatsoever.

                              (f)  Notwithstanding  any other  provision  in the
Plan to the contrary, the benefit of any person who is highly compensated (within the meaning of Code Section 414(q)) shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

                  14.1        Payments

                              (a) In the event any amount becomes  payable under
the Plan to a minor or a person who, in the sole judgment of the Plan Administrator, is considered to be unable to give a valid receipt for the payment by reason of physical or mental condition, the Plan Administrator may direct that such payment be made to any person found by the Plan Administrator, in its sole judgment, to have assumed the care of the person in question. Any payment made pursuant to such determination shall constitute payment by the Plan and result in a full release and discharge of the Trustee, the Plan Administrator and the Companies and their officers, directors, employees, agents and representatives.

                              (b)  Payment of  benefits  to the person  entitled
thereto may be sent by first class mail, address correction

                                       91.

requested, to the last known address on file with the Plan Administrator. If, within six months from the date of issuance of the payment, the payment letter cannot be delivered to the person entitled thereto or the payment has not been negotiated, the payment shall be treated as forfeited and shall be allocated as specified by the Plan Administrator. However, if the person to whom the benefit became payable subsequently appears and identifies himself or herself to the satisfaction of the Plan Administrator, the amount forfeited (without earnings thereon) shall be restored and subsequently distributed to the person entitled thereto. The right of any person to restoration of a benefit which was forfeited pursuant to this Section shall cease upon termination of this Plan.

                              (c)  If  the  Plan  Administrator  retains  at the
Plan's expense a private investigator or other person or service to assist in locating a missing person, all costs incurred for such services shall be paid from the Account to which the missing person was entitled, except as the Plan Administrator may otherwise direct.

                              (d) Payments to Participants or Beneficiaries  may
be postponed by the Trustee or Plan Administrator until any anticipated taxes or expenses or amounts to be paid under a qualified domestic relations order have been paid in full or until it is determined that such charges will not be imposed.

                                       92.

                  14.2        Consolidation or Merger of Companies

                  In the event of the consolidation or merger of a Company with or into any other business entity, or the sale by a Company of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietor, with the approval of the Plan Administrator. If, within ninety days from the effective date of such consolidation, merger or sale of assets, such new corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated as to the Company in question in accordance with Section 13.2, although such a termination will not ordinarily be a "partial termination."

                  14.3 Adoption of Plan to Cover Other Companies, Facilities or Groups

                  Any Company described in Section 14.4(a) may, with the approval of the Plan Administrator, adopt the Plan (as a whole Company or as to any one or more divisions or facilities, or other employment classifications) effective as of the day it specified. Adoption may be accomplished either (1) by formal written adoption (i.e., by resolution of the board of directors of the adopting Company or other written instrument signed by officers of the adopting Company without board approval) or (2) by adoption in operation as evidenced by communication of the Plan to the adopting Company's Employees, or the making of contributions to the Plan or the supplying of Employee data to the Plan by the adopting Company. The same procedures may be

                                       93.

followed when a Company that has adopted the Plan wishes to change the positions or facilities covered by the Plan.

                  14.4        Related Companies

                              (a) A Company is a "related  company" while it and
the Companies are members of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Sections 414(b), 414(c) and 414(m) of the Code, or required to be aggregated pursuant to Treasury Regulations under Section 414(o) of the Code. For purposes of determining the maximum annual addition to a Participant's Account, Code Sections 414(b) and (c) shall be applied as modified by the Code
Section 415(h) with respect to parent-subsidiary groups only. The Plan Administrator may allow companies which are not "related companies" (e.g., because they are less than eighty percent-owned subsidiaries or joint ventures) to adopt the Plan. Any such company which adopts the Plan shall thereafter be treated as a "Company," as shall any other entity which is "related" to it under the rules set forth in this subsection.

                              (b) If this Plan is adopted by a Company  which is
not a member of the controlled group of corporations of which First Interstate Bancorp is a member, the following special rules shall apply, as required by Code Section 413(c):

                                        (i)  Service   with  such   company  (or
                    companies related to it under subsection (a)) shall be

                                       94.

                    recognized by all other Companies for participation and vesting purposes, and vice versa.

                                        (ii) Deductions with respect to the Plan
                    under Code Section 404 shall be allocated among the Companies in a reasonable fashion, in accordance with applicable law under Code Section 413(c).

                                        (iii) Discrimination as to participation
                    or benefits (including testing under Code Sections 401(k) and 401(m) or the occurrence of a partial or complete Plan termination shall be determined separately for each Company or group of Companies which constitutes a single employer under Code Section 414(b), (c) or (m).

                                        (iv)  Contribution  and  benefit  limits
                    under Code Section 415 shall be applied as if all Companies are a single employer pursuant to Treas. Reg. ss. 1.415-1(e)(1).

                                        (v) To the extent required by applicable
                    law, if the Plan is disqualified as to any one Company it shall be disqualified as to all Companies.

                  14.5        Eligibility Determinations for Part-Time Employees

                  In the case of an Employee regularly scheduled to work less than twenty hours per week and solely for purposes of determining his or her eligibility for the Plan, Service shall be calculated as follows:

                              (a) An Employee shall have one year of Service for
eligibility purposes if he or she completes one thousand

                                       95.

hours of Service in the twelve consecutive month period commencing on the day he or she first performs an hour of Service for the Company or, failing that, in any Plan Year beginning thereafter.

                              (b) An Employee  shall not be credited with a year
of Service for eligibility purposes until the end of the twelve consecutive month period in which the hours of Service requirement is met.

                              (c) An Employee shall be credited with one hour of
Service for:

                                        (i)   Each   hour    (straight-time   or
                    overtime) for which he or she is paid or entitled to payment for the performance of services as an Employee by the Company.

                                        (ii) Each hour in or  attributable  to a
                    period of time during which the individual performs no such duties (irrespective of whether his or her Employment has terminated) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a leave of absence, for which he or she is paid or entitled to payment by the Company, whether direct or indirect; provided, however, that

                                             (A) no more than five  hundred  and
                         one hours of Service shall be credited under this paragraph to an Employee on account of any such period, and

                                             (B) no such hours shall be credited
                         to an Employee if attributable to payments made or due

                                       96.

                         under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

                                        (iii) Each hour not credited under para-
                    graphs (i) and (ii) for which the individual is entitled to back pay, irrespective of mitigation or damages, whether awarded or agreed to by the Company.

                              (d) Hours of Service under subsections (c)(ii) and
(c)(iii) shall be calculated in accordance with 29 C.F.R. subsection 2530.200b-2(b). Each hour of Service shall be attributed to the Plan Year or initial eligibility year in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. subsection 2530.200b-2(c), credits such hour to another computation period.

                              (e) Subsections  2.28(b),  (c), (d) and (e) shall,
as applicable, continue to apply to an Employee regularly scheduled to work less than twenty hours per week whose Service is being measured by this hours of Service method.

                              (f) An Employee whose service is or was calculated
under this Section shall lose Service credits attributable to any period of employment which precedes a "parity break." For purposes of this subsection only, a "parity break" occurs if an individual who does not have any Vested Account in

                                       97.

the Plan completes less than 501 hours of Service (as determined under this Section) in five consecutive Plan Years or, if longer, in as many consecutive Plan Years as the Years of Service then credited to the individual.

                  14.6        Termination of Employment

                              (a) A person's Employment shall terminate upon his
or her resignation, discharge, death or Retirement. Employment shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on account of a military leave described in subsection (b), a direct transfer between a Company and any other Company, a temporary layoff for lack of work, or a permanent layoff during a leave of absence for which salary continuation is paid. However

                                        (i) if a  temporary  layoff  for lack of
                    work continues beyond the period allowed under applicable personnel policies of the Companies, a person's Employment shall terminate as of the last day of such period; and

                                        (ii)  failure  to  return  to work  upon
                    expiration of any leave of absence, sick leave or vacation or within the time period allowed under applicable personnel policies of the Companies after recall from a temporary layoff for lack of work shall be considered a resignation effective as of the expiration of such leave of absence, sick leave, vacation or layoff.

                              (b) Any Employee who leaves the Employer  directly
to perform service in the Armed Forces of the United

                                       98.

States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights, as provided in the laws of the United States, shall be on military leave. An Employee's military leave shall expire if such Employee voluntarily resigns from the Companies during the leave or if he or she fails to make application for reemployment within the period specified by such laws for the preservation of reemployment rights. In such event, the individual's Employment shall terminate by resignation on the day such military leave expired.

                              (c) Section  2.28(b)  imposes limits on the amount
or Service credited to an Employee while absent from work for the reasons set forth in subsections (a) and (b).

                              (d) As long as the First Interstate  Bancorp group
continues to maintain this Plan, a Participant's Employment shall be considered terminated for all purposes of this Plan, including distribution-triggering purposes, if the Participant ceases to be employed by the First Interstate Bancorp group of companies, as determined under Section 14.4, because of the sale of a business of such companies (whether the sale is a stock sale or asset sale), unless the sales agreement or related documents expressly provide to the contrary. Employment shall be considered terminated under the preceding sentence on account of a "separation from the service" without regard to whether the termination was a "separation from the service" within the

                                       99.

meaning of Code Section 401 or 402 for lump sum distribution or other purposes.

                              (e) If an Employee is absent from work  because of
such individual's pregnancy, the birth of a child, placement of an adopted child, or caring for an adopted or natural child following birth or placement, the individual's Employment shall not be deemed to have terminated until the expiration of one year from the commencement of the maternity or paternity absence, or such earlier time permitted under applicable Treasury Regulations.

                              (f) No credit  shall be given under  subsec-  tion
(e) unless a Participant files a written request which establishes valid reasons for the absence, as determined by the Plan Administrator.

                              (g)  Except  to the  extent  that a  maternity  or
paternity absence constitutes an authorized leave of absence from the Employer under applicable personnel policies, an Employee who is absent from work for reasons of maternity or paternity shall be deemed to have terminated Employment for all purposes of this Plan other than the special rules in subsection (e).

                  14.7        Corrective Contributions

                  To the extent required by an order of a court of competent jurisdiction or by a settlement or agreement granting back pay, the Companies shall make corrective contributions to the Plan (subject to the applicable limitations on deductible Company contributions and maximum annual additions). On a

                                      100.

voluntary basis, the Companies may also make corrective contributions in order to remedy mistakes made in distributing, forfeiting, crediting or investing Accounts. A corrective contribution shall be allocated or credited in the fashion specified by the Plan Administrator.

                  14.8        Plan Mergers and Spinoffs

                  The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless immediately after the merger (if the plan in question were then terminated), each Participant in this Plan would have a benefit which is equal to or greater in amount than the benefit the Participant would have been entitled to under this Plan had this Plan been terminated immediately before the merger, consolidation or transfer. This provision shall not be construed as prohibiting the commingling of assets of this Plan and any other qualified plans for investment purposes. A defined benefit plan, money purchase pension plan or any other plan subject to the joint and survivor annuity requirements of Code
Section 401(a)(11) may not be merged with this Plan unless the surviving plan is amended to comply with such requirements.

                  14.9        Limitation on Rights of Employees

                  Except as provided in any applicable basic labor agreement, the Plan is strictly a voluntary undertaking on the part of the Companies and shall not constitute a contract between the Companies and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee.

                                      101.

Except as otherwise required by statute or such a basic labor agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Companies or to interfere with or restrict the right of the Companies, which is hereby expressly reserved, to discharge or retire any Employee at any time for any reason not prohibited by statute, without the Company being required to show cause for termination. Except as otherwise required by statute, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available in the hands of the Trustee to pay the benefit. The doctrine of substantial performance shall have no application to Employees, Participants or Beneficiaries. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

                  14.10       Duty to Provide Data

                              (a) Every  person  with an interest in the Plan or
claiming benefits under the Plan shall furnish the Plan Administrator on a timely and accurate basis with such documents, evidence or information as it considers necessary or desirable for the purpose of administering the Plan. The Plan Administrator may postpone the withholding of Before-Tax Contributions or After-Tax Contributions, the allocation of matching contributions

                                      102.

or the payment of benefits until such information and such documents have been furnished.

                              (b) Every  person  claiming  a benefit  under this
Plan shall give written notice to the Plan Administrator of his or her post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his or her latest post office address, as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan as if it had been received, whether actually received or not. If a person fails to give notice of his or her correct address, the Plan Administrator, the Companies and Plan fiduciaries shall not be obliged to search for, or to ascertain, his or her whereabouts.

                  14.11       Service of Process.

                  The Secretary of First Interstate Bancorp is hereby designated as agent for the service of legal process on the Plan.

                  14.12       Governing Law

                  The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with these laws. To the extent that state law is applicable, however, the laws of the State of California shall apply, except as provided in Section 8.2(b)(iii) (pertaining to determination of heirs at law).

                                      103.

                  14.13       Top Heavy Rules

                              (a) If the Plan is top heavy for a Plan  Year,  as
determined under subsection (b), the following special rules shall apply:

                                        (i) Each  Participant who is an Employee
                    on the last day of the Plan Year shall receive an allocation of Company contributions (including After-Tax Contributions) and forfeitures under Article V at least equal to the product of

                                             (A)  the   Participant's   earnings
                         while an Active Participant during the Plan Year (as determined under Section 11.1(c)), and

                                             (B) the lesser of (1) three percent
                         or (2) the percentage of such earnings  allocated under
                         Article V for the Plan Year to the most highly benefited key employee, determined in accordance with subsection (c).

                                        (ii)   All   Company-provided   benefits
                    accruing through the end of the Plan's last top heavy Plan Year shall vest in accordance with the following schedule:

                                      104.

                              Years of
                              Service                    Vested Percentage

         (at least)              2                               20%
                                 3                               40%
                                 4                               60%
                                 5                               80%
                                 6 or more                       100%

A former Employee's Vested percentage shall not be determined under this Paragraph unless he or she again becomes an Employee before the unvested portion of his or her Company Contributions Account is permanently forfeited under the terms of this Plan. When the Plan ceases to be top heavy, vesting in Company contributions accruing thereafter shall be determined in accordance with the regular vesting provisions of the Plan. However, to the extent required by applicable law, a Participant with at least five years of Service when the Plan ceases to be top heavy shall be entitled to elect to have the Vested percentage of Company contributions accruing thereafter determined under this paragraph rather than under the regular vesting provisions of the Plan. The period during which the election may be made shall commence with the date the Plan ceases to be top heavy and shall end on the later of (i) sixty days after such date, or
(ii) sixty days after the Participant is issued written notice of the right to make the election by the Plan Administrator. The Plan Administrator shall establish

                                      105.

appropriate procedures consistent with the other vesting provisions of this Plan for administering this special vesting rule.

                              (b)  This  Plan  is  top  heavy  for a  Plan  Year
commencing after 1983 if, as of the last day of the preceding Plan Year, the amount credited to the Accounts of key employees (as defined in subsection (c)) exceeds sixty percent of the amounts credited to all Participant Accounts. The Account of (1) a former key Employee (i.e., a person who was a key employee for any prior Plan Year but not for the Plan Year in question) or (2) any Participant who has not received earnings from the Companies during the five-year period ending on the determination date, shall not be included in determining whether the Plan is top heavy. The amount credited to an Account shall be determined as of the last valuation date coincident with or next preceding the determination date, and shall include contributions not yet made but to be allocated as of the determination date. For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant, other than a former key employee, during the five-year period ending on the determination date shall be taken into account. Deductible (IRA-type) contributions and rollovers (or similar transfers) initiated by the Participant and made after December 31, 1984 shall be ignored in determining whether this Plan is top heavy, except as otherwise provided in applicable Treasury Regulations. Notwithstanding the foregoing, if, as of

                                      106.

the determination date described above, this Plan is part of an "aggregation group," this Plan shall be top heavy if the group is top heavy and shall not be top heavy if the group is not top heavy. An "aggregation group" shall include all plans of the Companies in which a key employee participates and each other plan of the Companies which enables any such plan to meet the requirements of Code Section 401(a)(4) or 410. Distributions made within the five Plan Years ending on the determination date from a terminated and liquidated plan shall be included in the aggregation group if the terminated plan would have been required to be included in the group had the plan not been terminated. The Companies may treat any plan not required to be included in an aggregation group as pact of that group if inclusion of the plan would not prevent the aggregation group from meeting the requirements of Code Section 401(a)(4) or 410. The rules set forth above for determining whether this Plan is top heavy shall be applied with respect to the sum of benefits provided under all plans in the aggregation group to determine whether the group is top heavy.

                              (c) A  Participant  shall be a "key  employee" if,
during the Plan Year in question or any of the four preceding Plan Years, he or she is or was

                                        (i)  one  of  the  top  fifty  corporate
                    officers of the Companies having an annual compensation greater than 50 percent of the amount in effect under Code
                    Section 415(b)(1)(A) for the Plan Year in question.

                                      107.

                                        (ii) one of the ten Employees owning (or
                    considered as owning within the meaning of Code Section 318) the largest interest in the Companies and having an annual compensation at least equal to the amount in effect under Code Section 415(c)(1)(A) for the Plan Year in question,

                                        (iii)  a   five-percent   owner  of  the
                    Companies, or

                                        (iv) a one  percent or more owner of the
                    Companies having an annual compensation from the Companies of more than $150,000.

In determining under paragraph (ii) which Employees own the largest interests in the Employer, if two Employees have the same interest, the Employee having the greatest annual compensation for the Plan Year in question shall be treated as owning the greater interest. A Beneficiary of a key employee or a former key employee shall also be treated as a key employee or former key employee, respectively. Determinations under this subsection shall be made in accordance with Code Section 416(i) and applicable Treasury Regulations. For all purposes of this subsection, except for calculation of ownership interests under paragraphs (ii), (iii) and (iv), the Companies and all related companies described in Section 14.4 shall be treated as a single employer.

                                      108.

                  14.14       Division of Benefits by Domestic Relations Orders

                              (a)  This  Plan  will  follow  the  terms  of  any
qualified domestic relations order issued with respect to a Participant. However, except as provided in subsection (e), the Plan will only follow orders which meet all of the requirements of subsection (b) or subsection (c). Subsection (c) establishes an optional standardized procedure.

                              (b) A "qualified  domestic relations order" is any
judgment, decree or order, including the approval of a property settlement agreement, provided that

                                        (i) the order  relates to the  provision
                    of child support, alimony or marital property rights and is made pursuant to state domestic relations or community property law;

                                        (ii) the order creates or recognizes the
                    existence of an alternate payee's right to receive all or a portion of a Participant's Account;

                                        (iii) the order  specifies  the name and
                    last known mailing address of the Participant and each alternate payee covered by the order;

                                        (iv) the order  precisely  specifies the
                    amount or percentage of the Participant's Account to be paid to each alternate payee or the manner in which the amount or percentage is to be determined;

                                      109.

                                        (v) the order  specifies  the  number of
                    payments or the period to which the order applies;

                                        (vi) the order  specifically  names this
                    Plan as the plan to which the order applies;

                                        (vii) the order  does not  require  this
                    Plan to provide any type of benefits or form of benefits not otherwise provided under this Plan;

                                        (viii)  (if  the  order   requires  that
                    payments to the alternate payee commence before they commence with respect to the Participant) the order specifies that payments will not commence before the Participant's fifty-fifth birthday.

Subsection (d) sets forth the procedures under which the Plan Administrator shall determine whether a domestic relations order properly qualifies.

                              (c) The Plan  Administrator  in its discretion may
furnish a standard form of qualified domestic relations order to a Participant or any other person. This order may provide for an immediate lump sum payment of the present value of the amount to which the alternate payee is determined to be entitled. If this form is used without substantial modification and is incorporated in a judgment, decree or order described in subsection (b)(i) which on its face appears to be valid, the Plan Administrator shall treat it as a qualified domestic relations order and shall pay benefits to the alternate payee in accordance with its terms. If this procedure is not followed, the alternate

                                      110.

payee (1) must wait until the time described in subsection (b)(viii) before benefits which are not in pay status can become payable to the alternate payee and (2) cannot use any special forms of benefit payment authorized in the standard form of order. Any special benefit form provisions in standard domestic relations orders adopted by the Plan Administrator shall be authorized as benefit options under this Plan, but only as to alternate payees for whom the standard order has been used.

                              (d) The Plan  Administrator  shall  not  treat any
judgment, order or decree as a "qualified domestic relations order" unless it meets all of the requirements set forth in subsection (b) or (c) and is sufficiently precise and unambiguous so as to preclude any interpretative disputes. If the order meets these requirements, the Plan Administrator shall follow the terms of the order whether or not this Plan has been joined as a party to the litigation out of which the order arises. Upon receipt of a domestic relations order, the Plan Administrator shall notify the Participant and alternate payee of (1) its receipt of the order and (2) its need to determine the qualified status of the order in accordance with subsection (b) or
(c). The alternate payee may designate a representative to receive copies of future notices with respect to the qualified status of the order. To the extent an order calls for benefits to be paid to an alternate payee before the qualified nature of the order is determined, a separate account shall be established to hold the benefit payments affected by the order. This account shall be

                                      111.

administered in accordance with the rules set forth in Sec- tion 206(d)(3)(H) of ERISA.

                              (e) The Plan Administrator, in its discretion, may
treat a property settlement agreement or stipulation which is not contained in a judgment, order or decree as a qualified domestic relations order if it meets all of the other requirements of this Section.

                  14.15       Rollovers to Other Plans

                              (a)  Notwithstanding any contrary provision of the
Plan, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                              (b) The  special  capitalized  terms  used only in
this Section shall have the meanings specified below:

                                        (i)  "Eligible  Rollover   Distribution"
                    means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                                             (A) any distribution that is one of
                         a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the

                                      112.

                         Distributee's   designated   beneficiary,   or   for  a
                         specified period of ten years or more;


                                             (B) any  distribution to the extent
                         such distribution is required under Section 401(a)(9) of the Code; and


                                             (C) the portion of any distribution
                         that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


                                        (ii) "Eligible Retirement Plan" means an
                    individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                    Section  408(b) of the Code,  an annuity  plan  described in
                    Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, only an individual retirement account or individual retirement annuity shall be an Eligible Retirement Plan.

                                        (iii) "Distributee" means an Employee or
                    former  Employee.  In  addition,  the  Employee's  or former
                    Employee's  surviving  spouse and the  Employee's  or former
                    Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                                      113.

                                        (iv) "Direct  Rollover"  means a payment
                    by the Plan to the Eligible Retirement Plan specified by the Distributee.

                              (c) The  provisions  of this  Section  shall apply
only to distributions made after December 31, 1992 and only to the extent required by the plan qualification rules of Section 401(a) of the Code.

                  14.16       Family Aggregation Rules

                              (a)  Notwithstanding  anything  in the Plan to the
contrary, certain Plan provisions must be applied by treating certain family members as if they were a single Employee whose compensation or Plan benefits equals the sum of the compensation or Plan benefits of all family members so aggregated.

                              (b)  The   Plan   provisions   to   which   family
aggregation applies are:

                                        (i)       application       of       the
                    anti-discrimination rules of Section 4.7, in accordance with
                    Treas.       Reg.      ss.ss.       1.401(k)-1(g)(1)(ii)(C),
                    1.401(k)-1(f)(5)(ii),       1.401(m)-1(f)(1)(ii)(C)      and
                    1.401(m)-1(e)(2)(iii);

                                        (ii) the  Compensation  limit of Section
                    2.14;

                                        (iii)  any  other  provisions,   to  the
                    extent  required by  applicable  law.

                              (c) In  addition,  the  family  aggregation  rules
shall apply to determinations of whether the Plan discriminates in favor of highly compensated employees in violation of Code

                                      114.

Section 401(a)(4) or 410(b) and for such other purposes as may be required by law.

                              (d) The  individuals  to whom  family  aggregation
applies are generally (1) any five percent owner of the Companies who is or has been employed by the Companies or any Employee who is among the ten most highly compensated Employees of the Companies, and (2) such a person's spouse and lineal ascendants and descendants and their spouses (in applying the Compensation limit of Section 2.14, only such a person's spouse and lineal descendants who have not attained age 19 before the close of the year to which the limit applies shall be aggregated with the person). Determinations of the individuals to whom family aggregation applies shall be made in accordance with Treas. Reg. Section 1.414(g)-IT Q&A-11 and Q&A-12.

                              (e) If this Plan would  violate any  qualification
requirement if benefits were to accrue to family members subject to aggregation under this Section without the application of special limits which prevent disqualifying accruals, these special limits shall automatically apply and shall prevent any disqualifying accrual from occurring (even if such a disqualifying accrual was initially recognized on records of the Plan because application of these special limits was not then recognized). The Plan Administrator shall determine how the special limits imposed by this subjection shall apply and shall take any actions needed to effect these special limits, including

                                      115.

any steps needed to impose them as of the date they previously prevented a given accrual.

                  14.17       Genders and Plurals

                  Where the context so indicates, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

                  14.18       Titles

                  Titles are used in the Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

                  14.19       References

                  Unless the context clearly indicates to the contrary, a reference to a Plan or Trust provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.


                  Executed this ____ day of _____________.



                                             FIRST INTERSTATE BANCORP


                                             By
                                               --------------------------------
                                               Executive Vice President



                                             By
                                               --------------------------------
                                               Secretary


                                      116.

                                    EXHIBIT I

                                   PLAN RULES

                  As permitted by Section 2.23 and 12.1 of the Plan, the Plan Administrator may adopt Plan Rules for the administration and interpretation of the Plan. These Rules may be changed from time to time. The Plan Rules shall consist of the Rules set forth in this document, in administrative forms adopted by the Plan Administrator or in written or oral policy decisions or interpretations made by the Plan Administrator.

                  Although the Plan Administrator has broad powers to establish administrative procedures and to interpret the Plan by means of Plan Rules, the following Plan provisions, among others, expressly contemplate the establishment of Plan Rules:

                  a) Section 2.15 (Adoption of a more liberal definition of "Disability")

                  b) Article IV (Procedures for making and changing After-Tax Contributions and Before-Tax
                           Contributions elections)

                  c)       Section 7.1 (Benefit distribution elections)

                  d) Article VIII (Beneficiary designations and death benefit elections)

                  e) Article IX (Rules governing withdrawals from accounts)

                  f)       Section 10.1 (Choice among investment funds)

                                      117.

                  g) Section 10.4 (Allocation of earnings among accounts)

                  h)       Section 10.7(b) (Conversion of stock in account to
                           cash)

                  i) Section 11.1 (Establishment of alternate method for dealing with annual additions problem)

                  j)       Section 12.2 (Funding policy)

                  k)       Section 12.5 (Implementation of claims procedure)

                  l)       Section 14.1(b) (Forfeitures in lieu of escheats)

                  m)       Section 14.14 (Qualified Domestic Relations Order)



                                      118.

                                   EXHIBIT II
                             DETERMINATION OF HIGHLY
                              COMPENSATED EMPLOYEES

NOTE: Determinations using the attached forms are to be made in conformity with Temporary Treas. Reg. Sec. 1.414(q)-IT, which is hereby incorporated by reference. Many of the terms used in these forms are defined in a highly precise, technical manner by that regulation and correct application of the rules in that regulation is critical.



                                 SUMMARY LIST OF
                       HIGHLY COMPENSATED ACTIVE EMPLOYEES

                  All of the following information must be taken from both the current year and prior year highly compensated employee schedules, which are attached.

         1.       List all "five percent owners" for either year:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         2. List all Employees who were paid more than $75,000(1) by the Employer for the prior year:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         3.       List all officers of the Employer for the prior year:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         4. List all Employees who were paid more than $50,000(1) and who were in the top paid 20% group for the prior year:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

- --------

(1) The $75,000 and $50,000 amounts are indexed for inflation and are $99,000 and $66,000 respectively for years beginning in 1994.

                                      119.

         5. List the 100 highest paid Employees who earn more than $50,000 and are in the top paid 20% group for the current year:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         6. List all Employees who are family members of highly compensated Employees for either year:

                  --------------------------------------------------------------
                  --------------------------------------------------------------


                                      120.

                                  SCHEDULE ONE:


                       HIGHLY COMPENSATED EMPLOYEE CENSUS
                    FOR PRIOR YEAR, THE YEAR ENDING ________

         1. List all "five percent owners" (see Code Sec-tion 416(i)):

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         2. List all Employees who were paid more than $75,000 (as indexed) by the Employer:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         3. List bona fide officers of the Employer earning more than $45,000 (see indexed). If there are 500 or more Employees, no more than 50 need be listed; if there are 30-500 Employees, no more than 10% need be listed as officers; if there are 30 or fewer Employees, no more than 3 need be listed as officers. If these numerical caps would limit the number of officers listed, list the highest paid officers first. If no officer earns more than $45,000 (as indexed), list just the highest paid officer:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         4.       Determine the size of the top paid 20% group:

                  (a)   total number of Employees
                        during the year ......................... _____________


                  (b)   Employees  with less than 6 months of
                        Service as of the end of the year ....... _____________


                  (c)   part-time  and  seasonal   Employees
                        during  the  year (normally  working
                        less than 17.5  hours  weekly or six
                        months annually) ........................ _____________


                  (d)   Employees   under   age  21  as  of
                        the   end  of  the   year ............... _____________




                                      121.

                  (e)   bargaining unit Employees(1)
                        during the year ......................... _____________




                  (f)   non-resident  aliens with no U.S.
                        source income from the Employer
                        during the year ......................... _____________





                  (g)   add the amounts on lines (b),(c),
                        (d), (e) and (f) ........................ _____________




                  (h)   subtract line (g) from line (a) ......... _____________



                        number in top paid 20%   group ..........     x 20%
                                                                  -------------


         5. List each Employee who earned more than $50,000 (as indexed) from the Employer in descending order of pay. Stop when all such Employees are listed or, if sooner, when the list includes the number of Employees determined at the end of step 4:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         6. List each Employee who is a family member of (i) a person listed in step 1, or (ii) a person who is among the ten highest paid Employees (a "family member" is an Employee's spouse or a lineal ancestor or descendant of the Employee or the spouse of a lineal ancestor or descendant):

                  --------------------------------------------------------------
                  --------------------------------------------------------------


- ---------------------------


(1) Complete (e) only if (1) at least 90 percent of the total number of Employees are bargaining unit members and (2) no bargaining unit members are covered by the Plan.

                                      122.

                                  SCHEDULE TWO:


                       HIGHLY COMPENSATED EMPLOYEE CENSUS
                   FOR CURRENT YEAR, THE YEAR ENDING ________

         1. List all "five percent owners" (see Code Sec-tion 416(i)):

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         2. List all Employees who were paid more than $75,000 (as indexed) by the Employer (prorate the dollar amount if the prior year is a calendar year and the current year is less than twelve months):

                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

         3. List bona fide officers of the Employer earning more than $45,000 (see indexed). If there are 500 or more Employees, no more than 50 need be listed; if there are 30-500 Employees, no more than 10% need be listed as officers; if there are 30 or fewer Employees, no more than 3 need be listed as officers. If these numerical caps would limit the number of officers listed, list the highest paid officers first. If no officer earns more than $45,000, list just the highest paid officer:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         4.       Determine the size of the top paid 20% group:

                  (a)   total number of Employees
                        during the year ......................... _____________


                  (b)   Employees  with less than 6 months of
                        Service as of the end of the year ....... _____________


                  (c)   part-time  and  seasonal   Employees
                        during  the  year (normally  working
                        less than 17.5  hours  weekly or six
                        months annually) ........................ _____________


                  (d)   Employees under age 21 as of the
                        end of the year ......................... _____________


                                      123.

                  (e)   bargaining unit Employees(1)
                        during the year ......................... _____________


                  (f)   non-resident  aliens with no U.S.
                        source income from the Employer
                        during the year ......................... _____________


                  (g)   add the amounts on lines (b),(c),
                        (d), (e) and (f) ........................ _____________


                  (h)   subtract line (g) from line (a) ......... _____________


                        number in top paid 20% group ............      x 20%
                                                                  --------------

         5. List each Employee who earned more than $50,000 (as indexed) from the Employer in descending order of pay. Stop when all such Employees are listed or, if sooner, when the list includes the number of Employees determined at the end of step 4:

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         6. List each Employee who is a family member of (i) a person listed in step 1, or (ii) a person who is among the ten highest paid Employees (a "family member" is an Employee's spouse or a lineal ancestor or descendant of the Employee or the spouse of a lineal ancestor or descendant):

                  --------------------------------------------------------------
                  --------------------------------------------------------------


- ---------------------------


(1) Complete (e) only if (1) at least 90 percent of the total number of Employees are bargaining unit members and (2) no bargaining unit members are covered by the Plan.


                                      124.